AMENDED AND RESTATED
                      SHARE PURCHASE AGREEMENT


                                BETWEEN
                          3295796 CANADA INC.
                                  AND
                  SOCIETE FINANCIERE BOURGIE (1996) INC.
                        GESTION PIERRE BOURGIE INC.
                        GESTION CLAUDE BOURGIE INC.
                              PIERRE BOURGIE
                              MARC BOURGIE
                             CLAUDE BOURGIE
                                  AND
                             STEWART GROUP INC.
                          STEWART ENTERPRISES, INC.



                          September 30, 1996

TABLE OF CONTENTS
Page

ARTICLE 1.  DEFINED TERMS                                           2
1.1    Definitions                                                  2
1.2    Currency                                                     6
1.3    Interpretation Not Affected by Headings                      6
1.4    Number and Gender                                            6
1.5    Schedules                                                    6
1.6    Accounting Principles                                        7
ARTICLE 2.       PURCHASED SHARES                                   7
2.1    Sale and Purchase                                            7
2.2    As a going concern                                           8
ARTICLE 3.       PURCHASE PRICE                                     8
3.1    Price                                                        8
3.2    Adjustment                                                   8
3.3    Closing Financial Statements                                 9
3.4    Disputes Concerning Closing Financial Statements             9
3.5    Adjustment payment                                          10
ARTICLE 4.       REPRESENTATIONS & WARRANTIES OF THE VENDOR AND THE
GUARANTORS                                                          11
4.1    Enforceability of the Agreement                              11
4.2    Corporate Status                                             12
4.3    No Violation of Any Instrument                               12
4.4    Subsidiaries                                                 12
4.5    Capital Stock & Records                                      13
4.6    Business of the Corporation                                  14
4.7    Assets and Liabilities                                       15
4.8    Immovable Property                                           17
4.9    Litigation                                                   19
4.10   Loans and Investment                                         20
4.11   Accounts Receivable                                          20
4.12   Absence of Material Change                                   22
4.13   Business Records                                             23
4.14   Contracts                                                    24
4.15   Inventory of Unsold and Available Merchandise;
         Pre-Need Contracts                                         25
4.16   Trust Accounts; Bank Accounts; Pre-Need Insurance            26
4.17   Insurance                                                    27
4.18   Taxes                                                        27
4.19   Intellectual Property                                        28
4.20   Environmental Matters                                        28
4.21   Labour Relations and Treatment                               31
4.22   Pension and Other Benefit Plans                              32
4.23   Conflicting Interests                                        33
4.24   No Finder's or Broker's Fee                                  33
4.25   Residence of Vendor                                          34
4.26   Full Disclosure                                              34
4.27   Necessary Approvals and Consents                             35
4.28   Reliance                                                     35
ARTICLE 5.       REPRESENTATIONS & WARRANTIES OF THE PURCHASER AND
STEWART                                                             35
5.1    Enforceability of the Agreement                              35
5.2    No Violation                                                 35
5.3    No Legal Proceedings                                         35
5.4    No Finder's Fee                                              36
5.5    Purchaser's Residence                                        36
5.6    Necessary Approvals and Consents                             36
ARTICLE 6.       COVENANTS OF THE VENDOR AND THE GUARANTORS         36
6.1    Best Efforts to Maintain & Preserve                          36
6.2    Notice of Cessation in Ordinary Course                       37
6.3    Access for Purchaser                                         37
6.4    Certain Prohibited Transactions                              37
6.5    Maintain Insurance                                           38
6.6    Replacement and Release of Officers and Directors            38
ARTICLE 7.       PURCHASER'S CONDITIONS OF CLOSING                  38
7.1    Representations & Warranties Remain Correct                  38
7.2    Compliance with Covenants                                    39
7.3    Permits, Consents and Approvals                              39
7.4    Due Diligence                                                39
7.5    No Actions or Proceedings                                    39
7.6    Opinion of Counsel for the Vendor                            40
7.7    Corporate and Other Proceedings                              40
7.8    Bourgie Family Properties                                    40
7.9    Non-arm's length Agreements                                  40
7.10   Resignations of Certain Employees                            40
7.11   Replacement and Release of Officers & Directors              40
7.12   Non-Competition Agreements                                   41
7.13   Employment Agreements                                        41
7.14   No Material Adverse Change                                   41
7.15   Release by Vendor and Guarantors                             41
7.16   Title Matters                                                41
7.17   Permits and Licenses                                         42
7.18   Remediation Work                                             42
7.19   Inventory Lists                                              42
7.20   Rescission on Failure to Fulfill                             42
ARTICLE 8.       VENDOR'S AND GUARANTORS' CONDITIONS OF CLOSING     43
8.1    Representations & Warranties Remain Correct                  43
8.2    Compliance with Covenants                                    43
8.3    Permits and Approvals                                        43
8.4    No Actions or Proceedings                                    44
8.5    Opinions of Counsel for the Purchaser                        44
8.6    Change of Name                                               44
8.7    Rescission on Failure to Fulfill                             44
ARTICLE 9.       CLOSING AND TERMINATION                            45
9.1    Vendor and Guarantors' deliveries                            45
9.2    Purchaser deliveries                                         45
9.3    Termination                                                  45
ARTICLE 10.      SURVIVAL & RELIANCE ON REPRESENTATIONS & WARRANTIES &
INDEMNIFICATION                                                     46
10.1   Survival Notwithstanding Investigation                       46
10.2   Indemnification by Vendor and Guarantors                     46
10.3   Indemnification by Purchaser and Stewart                     46
10.4   Notice of Claim                                              47
10.5   Indemnification procedure for Direct Claim.                  47
10.6   Indemnification against Third Party Claims                   48
10.7   Sale of Enterprise Indemnification                           49
10.8   Indemnification to be After Tax and Insurance                49
10.9   Expiry of Liability                                          49
10.10  Equitable Remedies                                           51
ARTICLE 11.      MISCELLANEOUS                                      51
11.1   Notices                                                      51
11.2   Governing Law                                                53
11.3   Time of the Essence                                          53
11.4   Public Announcement                                          53
11.5   Attornment                                                   53
11.6   Expenses                                                     53
11.7   Successors & Assigns                                         54
11.8   References to Schedules                                      54
11.9   Further Assurances                                           54
11.10  Severability                                                 54
11.11  Entire Agreement                                             55
11.12  Counterparts                                                 55
11.13  Language                                                     55

THIS AMENDED AND RESTATED SHARE PURCHASE AGREEMENT made as of the 30th day of September, 1996

B E T W E E N:   3295796 Canada Inc., a corporation incorporated under the
laws of Canada and having its registered office at 130 Adelaide Street West, Suite 510, Toronto, Ontario,
(the "Vendor")
A N D: Societe financiere Bourgie (1996) Inc., a corporation incorporated under the laws of Canada and having its registered office at 1980 Rene-Levesque Blvd. West, Montreal, Quebec,
  Gestion Pierre Bourgie Inc., a corporation incorporated under Part
IA of the Companies Act (Quebec) and having its head office at 160
Graham Blvd., Town of Mount Royal, Quebec,
Gestion Claude Bourgie Inc., a corporation incorporated under Part IA of the Companies Act (Quebec) and having its head office at 160 Graham Blvd., Town of Mount Royal, Quebec,
  Pierre Bourgie, a businessman domiciled and residing at 1 Chemin le Roussin, Laval-surle-Lac, Quebec,
Marc Bourgie, a businessman domiciled and residing at 3, Chemin le Roussin, Laval-sur-le-Lac, Quebec,
Claude Bourgie, a businesswoman domiciled and residing at 51 Les Bouleaux, Laval-sur-le-Lac, Quebec,
                                         (collectively, the "Guarantors")
                                                       OF THE FIRST PART,

A N D: Stewart Group Inc., a corporation incorporated under the laws of the Province of Quebec, formerly known as Stewart Enterprises (Canada)
Inc.,  and having its head office at 160 Graham Blvd., Town of Mount
Royal, Quebec,
                                                            (the "Purchaser")
A N D: Stewart Enterprises, Inc., a corporation incorporated under the laws of Louisiana and having its head office at 110 Veterans Memorial
Blvd, Metairie, Louisiana,
                                                    ("Stewart")
                                                       OF THE SECOND PART.


THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE 1.     DEFINED TERMS

1.1  Definitions
Where used herein, except where the context otherwise requires, the following terms shall have the following meanings respectively:

(a) "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
(a-1) "Affiliated Entities" shall have the meaning attributed thereto in
Section 4.6.7 hereof.
(b) "Agreement in Principle" means the agreement dated June 21, 1996 between the Gestion Pierre Bourgie Inc., Gestion Claude Bourgie Inc., Pierre Bourgie, Marc Bourgie, Claude Bourgie, the Corporation and Stewart.
(c) "Audit Date" means December 31, 1995, being the date of the most recent balance sheet of the Corporation included in the Audited Financial Statements.
(d) "Audited Financial Statements" means the financial statements of the Corporation consolidated with those of its Subsidiaries reported on by the auditors of the Corporation for the twelve (12) month period ended December 31, 1995, such statements attached at Schedule 1.1(d) hereto.
(e) "Bourgie Family Properties" means the immovable property formerly owned by the Guarantors or by Relatives which have been transferred by the Guarantors or by Relatives to Societe Immobiliere Bourgie Inc., an exhaustive list of such property being contained at Schedule 1.1(e) hereto.
(f) "Business of the Corporation" means the business currently and heretofore conducted by the Corporation and its Subsidiaries, as the case may be, including but not limited to the funeral and burial services business, the operations of cemeteries and pre-arrangement funeral and burial services described in Schedule 1.1(f) hereto.
(g) "Closing" means the consummation and completion of the sale and purchase of the Purchased Shares as provided for in Article 9 hereof.
(h)   "Closing Date" has the meaning attributed thereto at Article 9 hereof.
(i)  "Closing Place" means the principal office of Ogilvy Renault at 1981
McGill College, Montreal, Quebec, H3A 3C1.
(j) "Corporation" means 9041-3139 Quebec Inc., formerly known as Societe Financiere Bourgie (1991) Ltee, a corporation incorporated under Part IA of the Companies Act (Quebec), pursuant to a Certificate of Incorporation dated December 17, 1947.
(k)  "Counsel for the Vendor" means Byers Casgrain, S.E.N.C., Montreal, Canada.
(l)  "Counsel for the Purchaser" means Ogilvy Renault, S.E.N.C., Montreal,
Canada.
(m)  "Due Diligence" has the meaning given thereto in Section 6.3.1.
(n) "Excluded Assets" means the assets of the Corporation and of the Subsidiaries which the parties have agreed shall be retained by the Guarantors, an exhaustive list of which is contained at Schedule 1.1(n) hereto.
(o) "Indemnitee" and "Indemnitor" have the respective meanings attributed to such terms in Section 10.4. or Section 10.6, as the case may be.
(p) "Intellectual Property" means and includes all rights held in virtue of any copyright, design,trade mark, trade name or patent or any application therefor.
(q) "Law" means all applicable federal, provincial and local laws, codes, constitutions, treaties, statutes, regulations, decrees, directives, ordinances, rules, common law, judgments, injunctions,arbitration awards, orders, writs, permits, licences and certificates, approvals, consents and notices of competent governmental authorities.
(r) "Lien" means any hypothec, mortgage, pledge, lien, resolutory clause, prior claim, priorities, notice of expropriation, notice of reserve, charge, encumbrance, easement, servitude, licence, lease, security interest, title retention agreement, conditional sale agreement, right of first refusal or option or claim or right of another or ownership.
(s) "Louisiana Counsel for the Purchaser" means Henican, James & Cleveland, L.L.P., New Orleans, Louisiana.
(t) "Net Working Capital" means cash, plus receivables, investments and pre-need funeral trust funds less liabilities (exclusive of the principal amount of the Notes), established in accordance with Schedule 3.2 hereto, less for greater certainty, to the extent not already deducted, the amount of mutation duties payable by Societe Immobiliere Bourgie Inc. upon the transfer of the Bourgie Family Properties and by Laurentide Memorial Gardens Inc. and by Remembrance Park (1976) Inc. upon the retransfer of the St-Hubert and Laval cemeteries thereto, respectively, and less, on an after tax basis, the amount of the retirement indemnity payable to Pierre Bourgie pursuant to the employment agreement referred to in Section 7.13 hereof and the retirement indemnity of $10,000 payable to Claude Bourgie upon the termination of her employment.
(u)    "Purchased Notes" means the following notes:


Amount        Payer                 Date               Payee                      Endorsed to
$3,000,000  Corporation        December 9, 1988   Gestion Marc Bourgie (1991)Inc.  Vendor

$4,500,000  Urgel Bourgie Ltee December 12, 1990  Gestion Claude Bourgie Inc.      Vendor

$2,000,000  Societe Immobiliere August 5, 1993    Gestion Marc Bourgie (1991)Inc.  Vendor
             Bourgie, Inc.

$33,815,568 Corporation        September 18, 1996  Societe financiere Bourgie      Vendor
                                                        (1996) Inc.


       copies of which are attached hereto as Schedule 1.1(u).
(v)    "Permitted Encumbrances" means the encumbrances referred to in
Schedule 1.1(v).
(w) "Person" means an individual, partnership, joint venture, association, corporation, trust, or a government or any department or agency thereof.
(x) "Property" means all immovable property used in connection with the Business of the Corporation, including but not limited to the immovable property owned by the Corporation or by any of the Subsidiaries and any immovable where the Corporation or any of the Subsidiaries is an emphyteutic lessee or a superficiary and includes the Bourgie Family Properties.
(y) "Purchase Price" means the price payable by the Purchaser to the Vendor for the Purchased Shares and the Purchased Notes as determined in accordance with the provisions of Article 3 hereof.
(z) "Purchased Shares" means all the issued and outstanding shares of the Corporation described at Schedule 1.1(z).
(aa) "Relative" means any brother, sister, cousin, niece, nephew, uncle, aunt, spouse (whether by marriage or by common law), ascendant or descendent of any of the Guarantors.
(bb) "Subsidiaries" means all corporations more than 50% of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, or trustees of such corporations, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is owned or controlled directly or indirectly by the Corporation or by any other Subsidiary of the Corporation and all Affiliated Entities, such Subsidiaries being listed at Schedule 1.1(bb) hereto.
(cc) "Third Party Claim" means any demand or statement or any notice thereof which has been made on or communicated to the Vendor or the Purchaser or Stewart or the Corporation or any of the Subsidiaries by or on behalf of any Person other than the foregoing and which, if maintained or enforced, will or might result in a loss, liability or expense of the nature described in either Section
10.4 or Section 10.6.
(dd) "1994 Reorganization" shall have the meaning set forth in Section 4.18.3 hereof.
(ee) "This Agreement", "herein", "hereby", "hereunder" and similar expressions refer to this Share Purchase Agreement and the accompanying schedules.

1.2  Currency
All amounts of money which are referred to in this Agreement are expressed in Canadian dollars.

1.3
Interpretation Not Affected by Headings  The division of this Agreement into Articles, Sections, Subsections, Paragraphs and Subparagraphs and the
insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4
Number and Gender  Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

1.5  Schedules
The following are the Schedules attached to the Agreement which are referred to herein, form a part of this Agreement to the same extent as if specifically included herein and are hereby incorporated by reference without further provision:
Schedule 1.1(d)     Audited Financial Statements
Schedule 1.1(e)     Bourgie Family Properties
Schedule 1.1(f)     Description of the Business of the Corporation
Schedule 1.1(n)     Excluded Assets
Schedule 1.1(u)     Purchased Notes
Schedule 1.1(v)     Permitted Encumbrances
Schedule 1.1(z)     Purchased Shares
Schedule 1.1(bb)    Subsidiaries
Schedule 3.2        Net Working Capital Calculation
Schedule 4.5.1      Capital Stock of Corporation
Schedule 4.5.4      Corporate Records
Schedule 4.6.3      Conduct of Business
Schedule 4.6.8      Corporate Names and Tradenames
Schedule 4.7.3      Leased Properties and Equipment
Schedule 4.8.1      List of Leased Properties
Schedule 4.8.3      Contracts for Improvements
Schedule 4.8.11     Unused Property
Schedule 4.8.12     List of Properties
Schedule 4.9.1      Litigation
Schedule 4.10       Loans and Investments
Schedule 4.12.1     Corporate Reorganization and Special Dividends
Schedule 4.13.1     Business Records
Schedule 4.14.1     Material Contracts
Schedule 4.14.4     Restrictive Covenants
Schedule 4.15.1     Inventory of Unsold and Available Merchandise
Schedule 4.15.2     Pre-Need Contracts
Schedule 4.16.2     Trust Accounts
Schedule 4.16.3     Bank Accounts
Schedule 4.17.1     Insurance
Schedule 4.19.1     Intellectual Property
Schedule 4.20.2     Environmental Matters
Schedule 4.21.1     Labour Relations and Treatment
Schedule 4.21.5     Contracts of employment
Schedule 4.22.1     Benefits Plans and Pension Plans
Schedule 4.22.4     Commitments to Employees
Schedule 7.10       Resignations
Schedule 7.11       Replacement and releases of Officers and Directors
Schedule 7.13       Non-Competition Agreements
Schedule 7.16       Title Matters

1.6    Accounting Principles
Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles adopted as of the date hereof by the Canadian Institute of Chartered Accountants or any successor institute.

ARTICLE 2.     PURCHASED SHARES

2.1    Sale and Purchase
The Vendor covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to acquire from the Vendor on the Closing Date the Purchased Shares and the Purchased Notes, the whole for the Purchase Price and upon the terms and conditions herein provided.

2.2   As a going concern
It is the intention of the parties that the Business of the Corporation as a going concern, its goodwill and all properties (movable and immovable, including without limitation the Bourgie Family Properties), assets (excluding the name
"Societe Financiere Bourgie" and the Excluded Assets) and rights wheresoever located,including those reflected in the Audited Financial Statements, those subsequently acquired prior to the Closing Date (subject, however, to the right of the Vendor to dispose of the Excluded Assets and to dispose of other assets not necessary for the operation of the Business of the Corporation to the extent that the Net Working Capital as at the Closing Date shall not be less than the Net Working Capital as at December 31, 1995) and those used in the conduct of the Business of the Corporation, excluding the Excluded Assets, shall be transferred, as part of the Purchased Shares to Purchaser as provided herein above as of the Closing Date.

ARTICLE 3.     PURCHASE PRICE

3.1   Price
The Purchase Price shall be payable by the Purchaser and by Stewart solidarily to the Vendor. Such Purchase Price shall be the sum of $134,670,000
(i) of which the sum of $43,315,568 shall be payable at the Closing
Place on the Closing Date for the Purchased Notes by wire transfer to the order of the Vendor; and
(ii) of which the sum of $10,000,000 shall be payable by the assumption by the Purchaser of the note in the amount of $10,000,000 dated September 25, 1996 payable by the Vendor to the Corporation; and
(iii) of which the balance in the amount of $81,354,432 shall be payable at the Closing Place on the Closing Date for the Purchased Shares by wire transfer to the order of the Vendor.

3.2   Adjustment
In the event that the Net Working Capital as of the Closing Date, based on the Closing Balance Sheet (subject to Section  3.4  hereof), is less than the Net Working Capital as of December 31, 1995, based on the Audited Financial Statements, amounting to $13,443,935 as calculated in the manner as set forth in Schedule 3.2 hereof
(less for greater certainty, to the extent not already deducted, the  amount  of  mutation duties payable by
Societe Immobiliere Bourgie Inc. upon the transfer of the Bourgie
Family Properties and by Laurentide Memorial  Gardens Inc. and by
Remembrance Park (1976) Inc. upon the retransfer of the St-Hubert and Laval cemeteries thereto, respectively, and less, on an after tax  basis,  the  amount of the retirement indemnity  payable  to
Pierre Bourgie pursuant  to  the employment agreement referred to in Section 7.13 hereof and the  retirement  indemnity  of $10,000
payable   to   Claude   Bourgie   upon  the  termination  of  her
employment),  the  Purchase Price shall  be  reduced  dollar  for dollar in an amount  equal to the amount by which the Net Working
Capital as of the Closing  Date  is  less  than  the  Net Working
Capital as of December 31, 1995.

3.3      Closing Financial Statements
As soon as practicable, and in any event not later  than  75 calendar days following the Closing Date, the Vendor shall cause,
at   Vendor's   expense,  Grou,  LaSalle  &  Associes,  Chartered
Accountants to deliver  to  the  Purchaser a consolidated audited balance sheet for the Corporation  as of the close of business on the Closing Date (the "Closing Balance Sheet") and a consolidated audited income statement for the Corporation  for the period from
January 1,  1996  to  the  Closing  Date  (the  "Closing   Income
Statement")   each   of   which  shall  be  reported  on  without
qualification   by   Grou,  La  Salle   &   Associes,   Chartered
Accountants.  Concurrently  with  the delivery of such statements to  the  Purchaser,  the Vendor shall  cause  Grou,  LaSalle  and
Associes, chartered accountants,  and  the  respective  chartered accountants  of  the  Subsidiaries  of  the  Corporation, to give access  to  the Purchaser or their designated auditors  to  their working papers in connection with such financial statements.  The
Closing  Balance   Sheet   and   the   Closing  Income  Statement
(collectively,  the  "Closing  Financial  Statements")  shall  be
prepared   in  accordance  with  generally  accepted   accounting
principles applied on a basis consistent with, and using the same accounting methods,  procedures and practices as applied and used by the Corporation and  its  auditors  in  the preparation of the
Audited  Financial  Statements  (which  methods,  procedures  and practices have been reviewed by the Purchaser)  and shall present fairly the consolidated financial position of the  Corporation as at  the  Closing  Date  and the consolidated sales, earnings  and results of operations for  the period from January 1, 1996 to the
Closing Date.  The Closing Financial  Statements  shall  also  be accompanied with a certificate from the Vendor stating the amount of the Net Working Capital as of the Closing Date and that it has been  established  in  accordance with the method at Schedule 3.2 hereto and the amount of  any  adjustment  to the Purchase Price, required pursuant to Section 3.2 herein.

3.4     Disputes  Concerning  Closing Financial  Statements
The Purchaser  may  dispute  any  aspect  of  the  Closing  Financial
Statements including the Net Working Capital by notice in writing given to the Vendor within forty  five  (45)  days  following the delivery  of  the  Closing Financial Statements to the Purchaser.
If no such notice is  given  by  the Purchaser within such 45 day period,  the Closing Financial Statements  and  the  Net  Working
Capital shall  be  deemed  to be accepted by the Purchaser and by
Stewart  and  any  adjustment  to  the  Purchase  Price  required pursuant to Section 3.2 herein,  shall be made in accordance with
Section 3.5 herein.  Unless such dispute is not resolved promptly by agreement, the Vendor and the Purchaser  shall  select jointly one  of  Price  Waterhouse or KPMG Peat Marwick to determine  the matter in dispute.  If the Vendor and the Purchaser are unable to agree as to the firm  that  will determine the matter in dispute, one of the two firms proposed  above  shall  be  chosen by lot by
Counsel  for  the  Purchaser in the presence of Counsel  for  the
Vendor.  The firm chosen  shall  designate a partner of such firm
(the "Independent Auditor") to determine the matter in dispute as a single expert.  The decision of  the  Independent  Auditor with respect to any matter in dispute (including as to all  procedural matters and any decision as to costs), who shall be acting  as an expert  and  not  as an arbitrator, shall be final and binding on the Vendor, the Guarantors,  the  Purchaser and Stewart and shall
not be subject to appeal by any party.   The  Independent Auditor
will  render  his  decision  in  writing  within 30 days  of  his
appointment.    In  determining  the  matter  in   dispute,   the
Independent Auditor  shall  rely on generally accepted accounting principles applied in a manner  consistent  with,  and  using the same  methods,  procedures  and practices as applied and used  in
connection with the Audited Financial  Statements.   The fees and
expenses of the Independent Auditor shall be borne equally by the
Vendor  and the Purchasers.  Upon agreement with respect  to  all matters in dispute, or upon a decision of the Independent Auditor with respect  to all matters in dispute, such amendments shall be made  to  the Closing  Financial  Statements  including  the  Net
Working Capital  as may be necessary to reflect such agreement or such decision, as  the case may be.  In such event, references in this  Agreement  to the  Closing  Financial  Statements,  Closing
Balance Sheet and  Closing  Income  Statement  shall refer to the
Closing Financial Statements, as so amended and any adjustment to the Purchase Price required under Section3.2 herein  as  a result of  such  agreement  or such decision shall be made in accordance with Section 3.5 herein.

3.5  Adjustment payment
In  the  event  that  an adjustment in the
Purchase  Price  pursuant  to  this Section 3 shall  occur,  such amount shall be paid by the Vendor  to  the  Purchaser, or by the
Purchaser and Stewart solidarily to the Vendor,  as  the case may be,  within  thirty  (30)  days  of a determination that such  an adjustment  is necessary by wire transfer,  certified  cheque  or banker's draft to or to the order of the Purchaser or the Vendor,
as the case may  be.   In the event that such adjustment consists
in a reduction of the Purchase Price payable by the Vendor to the
Purchaser in an amount in  excess  of  $100,000,  interest  at an annual  rate  of  8%  shall be payable along with such reduction, such interest to be calculated on the basis of the number of days elapsed from the Closing  Date  to  the date of payment of such a reduction, divided by 365 days.

ARTICLE 4.REPRESENTATIONS & WARRANTIES  OF  THE  VENDOR  AND  THE
GUARANTORS

The Vendor and the Guarantors represent and warrant to the Purchaser as follows.

4.1 Enforceability of the Agreement

4.1.1 The Vendor is  the sole and absolute owner of the Purchased
Shares and the Purchased Notes with good and marketable title thereto free and clear of all Liens with full power and authority to sell, assign and transfer the Purchased Shares and the Purchased Notes as herein provided.

4.1.2 The Vendor has been duly authorized to execute this Agreement and to consummate the transactions herein provided.

4.1.3 Neither the entering into of this Agreement nor the consummation of any of the transactions contemplated hereby will

4.1.3.1   (a) result in  the  violation  of  any  of the terms or
provisions of the constating documents or by-laws of  any  of the
Vendor   or  the  Corporation  or  the  Subsidiaries  or  of  any
agreement,  written  or  oral,  to which any of the Vendor or the
Corporation or the Subsidiaries is  a  party;  or (b) result in a violation  by  the  Vendor  or  the  Guarantors  of  any  law  or
regulation  of  any jurisdiction to which any of the Vendor,  the
Corporation or the Subsidiaries is subject,

4.1.3.2 subject the Corporation or the Subsidiaries to any penalty or liability, or

4.1.3.3 have the effect of giving rise to or permitting the exercise of any right of first refusal or option to purchase in favour of any third party with respect to the Purchased Shares or the Purchased Notes, the Property or any of the assets used in the Business of the Corporation.

4.1.4 This Agreement and the other documents executed or required to  be  executed by the Vendor and the Guarantors  in  connection with this Agreement are, or will be, when delivered, legal, valid and  binding  obligations  of  the  Vendor  and  the  Guarantors,
enforceable   in   accordance   with   their  terms,  subject  to
bankruptcy,  insolvency  and  other  similar   laws   of  general
application  affecting  the  rights  of  creditors generally  and subject to the availability of equitable remedies  being  in  the discretion of a court of competent jurisdiction.

4.2  Corporate Status

4.2.1 The Corporation and each of the Subsidiaries

4.2.1.1   has been duly incorporated and organized and is validly
subsisting   and   in   good  standing  under  the  laws  of  the
jurisdiction in which it was incorporated;

4.2.1.2 has the corporate power to own, lease, occupy or otherwise hold the Property and rights now owned, leased, occupied or otherwise held by it and to conduct the Business of the Corporation, and each is duly qualified as a corporation to do business in, and is in good standing, in each jurisdiction in which the nature of the Business of the Corporation or the Property or rights owned, leased, occupied or otherwise held by it makes such qualification necessary.

4.3  No Violation of Any Instrument

4.3.1 Neither the Corporation nor any Subsidiary is in violation of or default under, nor has any event occurred that, with or without the giving of notice, lapse of time or the occurrence of any other event, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, any of the material contracts to which the Corporation or a Subsidiary is a party.

4.3.2 Neither the Corporation nor any Subsidiary is in violation of or in default under any material agreement or instrument to which it is a party, by which it is bound, or to which any of its assets are subject, or is subject to any law, judgment, order, injunction or decree, which may result in the imposition of a Lien, claim, or encumbrance upon any of the assets of the Corporation or a Subsidiary.

4.4  Subsidiaries

4.4.1   The   only  Subsidiaries  are  those  Persons  listed  in
Schedule1.1(bb) hereof.

4.4.2 The Corporation and the Subsidiaries are the sole and absolute owners respectively of the shares of the capital stock of each class of each of the Subsidiaries as set out in Schedule1.1(bb) hereof, in each case by a good and marketable title free and clear of all Liens.

4.4.3 The respective jurisdictions in which each Subsidiary has been incorporated and their respective authorized and outstanding shares of capital stock are as set out in Schedule1.1(bb) hereof.

4.5  Capital Stock & Records

4.5.1 The number of shares issued, classification thereof and par value of each share of each class is as set forth in Schedule

4.5.1. All of the outstanding shares of every class have been duly allotted and issued and are fully paid and non-assessable.

4.5.2 The authorized capital stock of each Subsidiary and the number of shares of each Subsidiary presently outstanding has been duly allotted and issued and is fully paid and non-assessable.

4.5.3 No Person has any agreement or option or any right or privilege whether by law or by contract capable of becoming an agreement or option

4.5.3.1 to acquire any of the Purchased Shares, any of the Purchased Notes or any of the issued shares of any Subsidiary;

4.5.3.2 to subscribe for or otherwise acquire any of the unissued shares of the capital stock of the Corporation or of any of the Subsidiaries.

4.5.4  Except  as  disclosed  in Schedule  4.5.4,  the  corporate records and minute books of the  Corporation  and  of each of the
Subsidiaries  contain  complete  and  accurate  minutes  of   all
meetings  of the directors and shareholders of the Corporation or of  such Subsidiary  held  since  the  respective  dates  of  the incorporation  of  the Corporation or of such Subsidiary, and all such meetings were duly  called  and held.  The share certificate books,  registers of shareholders,  registers  of  transfers  and registers  of  directors  of  the  Corporation  and  each  of the
Subsidiaries are complete and accurate.  None of the matters  set forth  in Schedule 4.5.4 hereto have or are susceptible of having
a  material   adverse   effect  on  the  authorized,  issued  and
outstanding share capital  of  the  Corporation  and  each of its
Subsidiaries, on the ownership of such shares or on the ownership of the Properties.

4.5.5 Neither the Corporation nor any of the Subsidiaries exists as a result or incident of any amalgamation or merger between the Corporation or such Subsidiary and any other Person or between other Persons pursuant to which the properties or rights of the Corporation or of such Subsidiary became or remained subject to the rights of the creditors of such previously existing Person.

4.6  Business of the Corporation

4.6.1  The  Business  of  the  Corporation  is  substantially  as described in Schedule 1.1(f) and save as stated in  such Schedule
the   Corporation  and  the  Subsidiaries  have  conducted  their business  substantially  as  so described continuously during the period of 3 years preceding the Audit Date and during said period neither the Corporation nor any of the Subsidiaries has conducted any other business.

4.6.2  The  respective  locations   or  jurisdictions  where  the
Corporation and each of the Subsidiaries  presently  conducts and has,  during the 3 years preceding the Audit Date, conducted  its business  are  as set out in Schedule 1.1(f) and, save as therein specified, neither  the  Corporation  nor any of the Subsidiaries has,  during the said 3 year period, conducted  business  in  any other location or jurisdiction.

4.6.3 Each  of  the  Corporation  and  the  Subsidiaries  is  not
conducting  the Business of the Corporation in contravention with any applicable  laws,  rules and regulations of each jurisdiction in which the Business of  the  Corporation  is  being  carried on
including,   without   limitation,  the  provisions  of  the  Act
respecting prearranged funeral  services and sepultures (Quebec),
the  Consumer  Protection  Act  (Quebec),   the   Public   Health
Protection   Act   (Quebec),   the  Non-Catholic  Cemeteries  Act
(Quebec),  the  Burial  Act (Quebec)  and  the  Act  to  preserve agricultural land (Quebec)  together  with  the provisions of the
regulations   enacted   under   such   Acts,   except  for   such
contraventions which severally or in the aggregate  do not have a material  adverse effect on the operations of the Corporation  or
Subsidiaries  and except as set forth in Schedule 4.6.3 is not in breach  of  any such  laws,  rules  or  regulations,  except  for breaches which  severally  or in the aggregate are immaterial for either  the  Corporation or any  of  its  Subsidiaries;  is  duly licensed, registered  or  qualified in each jurisdiction in which it  owns or leases property  or  conducts  the  Business  of  the
Corporation  to  enable  such  business  to  be  conducted as now conducted, and its properties and assets to be owned,  leased and operated, and all such licences, registrations and qualifications are valid, subsisting and in good standing, and none of  the same contains  any burdensome term, provision, condition or limitation which has a  material  adverse  effects  on the operations of the
Corporation or Subsidiaries.  The professional  services rendered as  part  of  the Business of the Corporation, including  without limitation the handling of mortal remains, is being conducted and has been conducted  in  accordance  with  reasonable standards of care  applicable  in  the  market in which the  Business  of  the
Corporation is conducted.

4.6.4 All permits, authorizations, consents and approvals by any federal, provincial or local authority, as the case may be, including, without limitation, all permits issued pursuant to the Public Health Protection Act (Quebec) and to all by-laws, regulations and orders in council enacted pursuant to that Act, necessary or advisable for the conduct of the Business of the Corporation, are in good standing and have been duly and validly issued.

4.6.5 To the Vendor's knowledge, the Corporation, each of the Subsidiaries and each of their directors and officers, have not been found guilty of any offence under the Public Health
Protection Act (Quebec) or under any regulation enacted pursuant to such Act.

4.6.6 To the Vendor's knowledge, no director or officer of the Corporation or of any of the Subsidiaries has been found guilty of theft or fraud, attempted theft or fraud or an offence under paragraph (e) of subsection 1 of section 189 of the Criminal Code
(Canada).

4.6.7  No  cemetery,   of  which  the  Corporation,  any  of  the
Subsidiaries or any other  entity  with which the Guarantors or a
Relative is associated in connection  with  the  conduct  of  the
Business  of  the  Corporation  and  which owns cemetery Property
("Affiliated Entities") is the owner or  the  emphyteotic lessee, has,  at any time, been condemned by any federal,  provincial  or
local   authority   as   dangerous   to   public   health   (such
representation  being  subject to the knowledge of the Vendor for periods prior to the ownership  or  control by the Corporation or the Subsidiaries by the Guarantors or the Relatives).

4.6.8 Neither the Corporation nor any of the Subsidiaries is now conducting or has conducted any business under any name other than its corporate name or tradenames set forth in Schedule 4.6.8 hereto.

4.7 Assets and Liabilities

4.7.1  The  balance  sheet  included  in  the  Audited  Financial
Statements fairly present the consolidated financial position  of the  Corporation  and  Subsidiaries  as  at  the respective dates
specified  therein  and  the  related  statements  of   earnings,
retained  earnings and changes in financial position for each  of the  periods  then  ended  fairly  present  the  results  of  the consolidated operations and the changes in financial position for the periods  then  ended  of the Corporation and the Subsidiaries and  have  been prepared in accordance  with  generally  accepted accounting principles  applied  on  a consistent basis throughout the periods specified therein.

4.7.2 Except to the extent reflected  or  reserved against in the consolidated  balance sheet of the Corporation  included  in  the
Audited Financial  Statements, neither the Corporation nor any of the  Subsidiaries had  at  the  Audit  Date  any  liabilities  or obligations  (except for liabilities and obligations which in the aggregate are  immaterial)  whether accrued, absolute, contingent or otherwise (including without limitation liabilities for taxes, dues or other impositions) and  whether  due  or  to  become due.
Since  the  Audit  Date,  the  Corporation  has not incurred  any liabilities  or  obligations,  except  in  the normal  course  of
business.   Notwithstanding  the  foregoing,  the  Purchaser  and
Stewart acknowledge having been advised, and accept,  that  there is an estimated reserve deficiency amounting to approximately one million  six  hundred thousand dollars ($1,600,000) in connection with  the obligations  of  Parc  Commemoratif  de  Montreal  Inc.
relating  to  pre-arrangements  contracts entered into before the
Corporation acquired such Subsidiary.  The Purchaser acknowledges that  it shall have no claim for indemnification  in  respect  of this representation  to  the  extent  of  $1,600,000 of estimated reserve deficiency.

4.7.3 The Corporation and each of the Subsidiaries  has  good and marketable  title,  validly published where required, to all  its properties and assets used in the Business of the Corporation and all those referred to  in  the  balance  sheets  included  in the
Audited  Financial  Statements (other than any thereof which have been disposed of in the  ordinary  course  of  business) free and clear of any Liens, except for Liens specifically  referred to in the said Audited Financial Statements and Permitted Encumbrances,
and are free of latent or hidden defects which render  them unfit for  the  use  for  which they were intended or which so diminish their usefulness that the Purchaser would not have bought them or
paid  so  high a price  if  he  had  been  aware  of  them.   All
properties,  equipment  and  machinery  and  all  other  tangible personal  property  either owned or leased by the Corporation  or any of the Subsidiaries  are  in  good  operating  condition  and repair,  except for normal wear and tear and normal usage and are in each case  adequate  for  the  conduct  of the Business of the
Corporation  or of such Subsidiary in the ordinary  course.   The
Corporation and  each  of  the  Subsidiaries  has valid leasehold interests in all the properties, equipment and machinery shown in
Schedule 4.7.3  hereto  or  reflected  in  the Audited  Financial
Statements  as  being leased by it free and clear  of  any  Liens except for Permitted  Encumbrances  and  except  for the Excluded
Assets.   All such leases (complete and correct copies  of  which
have been made  available to the Purchaser) are valid, subsisting and effective in  accordance  with their respective terms and are in good standing, and no event or condition exists (including the consummation  of  the  transactions  contemplated  herein)  which constitutes or after notice  or  lapse  of  time  or  both  would constitute a default thereunder.

4.8  Immovable Property

With regard to the Property:

4.8.1 At Closing, the Purchaser, directly or through the Corporation and the Subsidiaries, shall be entitled to immediate, complete and unrestricted possession of the Property, free of all Liens, except for and save Permitted Encumbrances and other rights of possession by third parties, except for right of possession of tenants pursuant to leases listed in Schedule 4.8.1 hereto.

4.8.2 There is no condemnation, suit, action or other proceeding or judgment, injunction, order, decree, inquiry, investigation or special assessment pending or, to the best of the Vendor's knowledge, threatened against or affecting all or any portion of the Property, and no inquiry, investigation or special assessment at law or before or by any court, public body or administrative agency is pending or, to the best of the Vendor's knowledge, threatened that will adversely affect the Property or the Vendor's obligations under this Agreement.

4.8.3 Except as disclosed in Schedule 4.8.3, at Closing, there shall be no outstanding contract made by the Corporation or the Subsidiaries for any improvements to the Property which have not been fully paid for or reflected as a current liability in the Net Working Capital as at Closing established pursuant to Section
3.2 hereof, and the Corporation or the Subsidiaries and the Vendor shall cause to be discharged all liens arising from any labour or materials furnished prior to Closing which pertain to the Property.

4.8.4 Adequate and usable public sanitary  and  storm  sewers, if any,  and  adequate  and  usable  public  water  facilities,  and electrical  facilities  necessary to the current operation of the
Property (save and except  for  such  facilities or utilities the absence  of  which  does  not  materially  adversely  affect  the operations of the Corporation or Subsidiaries),  are installed in and are connected to the Property, and can be used without charge
except   for  normal  or  customary  charges  of  public  utility
companies, if any.

4.8.5 The improvements which are part of the Property are completely within the boundary lines of the Property, do not violate any covenants, servitudes or other applicable requirement except as disclosed in Schedule 7.16, and no structure of any kind encroaches upon the Property other than for encroachments referred to in Schedule 1.1(v) hereto.

4.8.6  There  are  no outstanding  notices  of  any  governmental authority that have  been  issued  upon the Property requiring or
calling   attention   to   the  need  for  any   work,   repairs,
construction, alterations or  installations  on  or in connection with  the  Property,  because of violations of building,  safety, environmental or fire laws,  orders,  rules  or  regulations,  or otherwise,  which  have not been complied with.  The Vendor shall comply, and cause the  Corporation and the Subsidiaries to comply prior to Closing, with all  such  notices  which may be issued at any time prior to Closing, but Purchaser's failure to insist upon compliance with such notices prior to Closing  shall  not  affect the  obligation  to  affect  such  compliance after Closing.  The
Vendor has no knowledge of any condition  which would warrant the issuance of such notice.

4.8.7 No notice has been given to and received by the Corporation or the Subsidiaries or the Vendor from any insurance company which has issued a policy with respect to the Property or any other person claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work, and the Vendor will comply, and cause the Corporation and the Subsidiaries to comply, with any such notice or requirement if any such notice is received prior to the time of Closing.

4.8.8 The Property does not violate, contravene or breach, and is used in compliance with the Laws and, without limiting the generality of this subsection, the present use of the Property is in compliance with all building codes and zoning and subdivision laws, rules, regulations and orders and none of the buildings, structures or improvements, including fences, if any, forming part of the Property, encroaches on any real and immovable property which is not part of the Property except as disclosed in
Schedule 7.16.

4.8.9 No portion of the Property is situated in an agricultural zone pursuant to the Act to preserve agricultural land (Quebec), except as specified in Schedule 4.8.12.

4.8.10 Except as disclosed  in Schedule 4.8.12, no portion of the
Property  is  recognized  or  classified   as  cultural  property
pursuant to the Cultural Property Act (Quebec)  or  located in an area affected by said act.

4.8.11  Except  for unused property as listed on Schedule  4.8.11 hereto, loans and  investments as listed in Schedule 4.10 hereto, and Excluded Assets,  the Corporation nor any of the Subsidiaries
owns or possesses any property  right  or  other  asset  having a value  in excess of $10,000.00 which is not so owned or possessed solely  for  the  purpose  of  conducting  the  Business  of  the
Corporation.

4.8.12 All of the Property is listed at Schedule 4.8.12 hereto.

4.9  Litigation

4.9.1 Except as set out in Schedule 4.9.1 hereof and as ade-quately reflected or noted in the Audited Financial Statements, there is not

4.9.1.1 any suit, action or other proceeding or governmental investigation pending or threatened against the Corporation or any of the Subsidiaries in or before or by any court, board or administrative or other tribunal;

4.9.1.2   any order, decree, injunction or judgment of any court,
administrative  agency  or  board  or  administrative  or   other
tribunal  against  or  affecting  the  Corporation  or any of the
Subsidiaries;

4.9.1.3   any legal impediment to the continued operation  in the
ordinary   course   of  the  properties  and  businesses  of  the
Corporation or the Subsidiaries; or

4.9.1.4   any  violation   by  the  Corporation  or  any  of  the
Subsidiaries of any law, directive,  or  legislation;  other than any  such  of  the foregoing referred to in this Subsection4.9.1, which severally  or  in  the  aggregate  will not have a material
effect  on  the  condition  (financial  or  otherwise),   assets,
liabilities,  business,  operations  or  prospects  of either the
Corporation or of any of the Subsidiaries.

4.9.2. The Vendor and the Guarantors are not aware of any legal proceedings pending or threatened or of any circumstances which may reasonably be expected to give rise to such proceedings which in any way might interfere with the sale or delivery of the Purchased Shares or the consummation of any of the transactions herein contemplated.

4.10 Loans and Investment
Except as described in Note 3 of the Audited Financial Statements and described at Schedules 4.10 and 4.14.1 hereto, neither the Corporation nor any of the Subsidiaries holds any loan or advance due by, or any stock, obligation or securities of, or any other interest in, any Person that is not a Subsidiary of the Corporation to an aggregate value in excess of $10,000.00.

4.11 Accounts Receivable

4.11.1 The accounts receivable ("Receivables") of the Corporation and  of  each  of  the Subsidiaries reflected on the consolidated
balance  sheet  of  the   Corporation  included  in  the  Audited
Financial Statements are bona  fide,  have been properly recorded and  represent amounts due for goods or  services  duly  sold  or rendered  or  to  be rendered in the ordinary course of business, and no claim has been  made  or  threatened  with  respect to the quality or warranty of such goods and services which has not been disposed  of,  and the said Receivables are good and collectible, free from any claim  or  right of set off or counterclaim, except to the extent of any reserves  for  bad  debts  reflected in said balance  sheet,  and  all Receivables which have accrued  to  the
Corporation and to each of the Subsidiaries up to the date hereof subsequent to the Audit  Date  comply  with  the foregoing in all
respects  except  to  the  extent  of  reserves  for   bad  debts
maintained   at   substantially  the  same  respective  rates  as
reflected in the said balance sheet.

4.11.2  All  Receivables   reflected  in  the  Audited  Financial
Statements or arising since  the  date  thereof up to the Closing
Date  arose  in  the  ordinary course of business  are  good  and collectible and are not  subject  to any valid defence, offset or credit.

4.11.3  For purposes of this Section,  all  Receivables  will  be evaluated  six  (6)  months  following  the  Closing ("Evaluation
Date").   A  Receivable,  except  for  Receivables   relating  to
prearrangement  contracts,  shall  be  considered to be good  and collectible if (i) payment has been received in full on or before the Evaluation Date; or (ii) four scheduled payments, or payments totalling at least 13% of the contract price,  have been received within  the 6 month period immediately preceding  the  Evaluation
Date.   To   the  extent  that  a  Receivable  is  not  good  and
collectible, the  Purchase  Price  shall  be reduced by an amount equal  to  the excess of the balance of all such  Receivables  at
Evaluation Date  over  the allowance for doubtful accounts set up by  the  Corporation  and  reflected  in  the  Closing  Financial
Statements.  The allowance for  doubtful  accounts  set up by the
Corporation  as  of the Closing shall be in accordance  with  its
policy  in  effect as  of  December  31,  1995.   Notwithstanding
anything to the  contrary  in  this  Section  4.11.3, Receivables which  were  guaranteed  by  the  estate of a decedent  shall  be evaluated twelve (12) months after  the Closing, which date shall be the Evaluation Date applicable to  such Receivables.  Any such
Receivable shall not be deemed good and  collectible  unless paid
in  full  at  such  time.   A  Receivable  deemed  not  good  and
collectible under this Section 4.11.3 shall be conveyed to Vendor who  may  pursue  legal  collection  efforts  consistent with the practices of the Corporation in effect as at December  31,  1995;
however, no legal action with respect to any such Receivable  may be instituted without the express written consent of Purchasers.

4.11.4  For purposes of this Section, all Receivables relating to prearranged  contracts  will be evaluated on the Evaluation Date.
A  Receivable  relating  to   prearranged   contracts   shall  be
considered  good  and  collectible at the Evaluation Date if  (i)
payments have up to the  Evaluation  Date been made in accordance with the contract terms, or (ii) payments  up  to  the Evaluation
Date have been made in accordance with a payment schedule revised in accordance with the Corporation's credit policies in effect as of the date hereof.  To the extent that a Receivable  is not good and collectible at the Evaluation Date, the Purchase Price  shall be  reduced  by  an  amount  equal  to  the  amount of any income
previously  recognized  on  the  books  of  the  Corporation   in
connection  with the sale relating to such Receivable which is in excess of the  funds  kept  by the Corporation in accordance with applicable laws in connection with such sale.

4.11.5 On the Evaluation Date, the Purchase Price will be reduced by the amount of the Receivables deemed not good and collectible determined as set forth above and the procedures at Section 3.2 hereof with respect to the repayment of such reduction in the Purchase Price to the Purchaser shall apply mutatis mutandis.

4.12 Absence of Material Changes

4.12.1 The Business  of  the Corporation has been conducted since the  Audit  Date in the ordinary  course,  and  (except  for  the carving out of  the  Excluded  Assets, the declaration of special dividends by the Corporation and Subsidiaries and the disposition of other assets not necessary to the operation of the Business of the Corporation to the extent that  the Net Working Capital as at the Closing Date shall be not less than  the  Net Working Capital as  at  December  31,  1995, all as set forth in Schedule  4.12.1 hereto) since the Audit  Date  neither the Corporation nor any of the Subsidiaries has entered into  any  transaction other than in the ordinary course of its business and,  in  particular, without limiting the generality of the foregoing, neither the Corporation nor any of the Subsidiaries has since the Audit Date

4.12.1.1  purchased or redeemed directly or indirectly any shares
of  the  capital  stock  of  the  Corporation  or  of  any   such
Subsidiary;

4.12.1.2 issued or sold or agreed to issue or sell any shares of the capital stock of the Corporation or of any such Subsidiary or any option, warrant, conversion or other right to acquire any such share or any securities convertible into or exchangeable for such shares, or amended its charter or by-laws except in connection with the acquisition of the Bourgie Family Properties;

4.12.1.3 declared or paid any dividend or declared or made any other distribution on any of the shares of any class of its capital stock or on any other of its securities;

4.12.1.4 acquired or sold, assigned, transferred, licensed, terminated, leased or disposed of any Intellectual Property;

4.12.1.5 suffered or incurred any damage, destruction, loss or liability (whether or not covered by any insurance), any strike or other labour trouble, or any loss of employees or customers that, either by itself or in the aggregate has affected adversely or may reasonably be expected to affect adversely, to a material extent, the Corporation or any such Subsidiary or the respective businesses being conducted by them;

4.12.1.6 made or authorized any payment to an officer, director, former director, shareholder, employee or Affiliate of the Corporation or any of the Subsidiaries, otherwise than at the regular rates payable to them, by way of, salary, pension, bonus, rent or other remuneration other than bonuses to employees to be paid after consultation with the Purchaser;

4.12.1.7 authorized or made any capital expenditure other than expenditures incurred for the acquisition of rolling stock, office equipment and computer equipment in the normal course of business and such other expenditures which in the aggregate do not exceed $150,000.;

4.12.1.8 paid all or any of the Purchased Notes;

4.12.1.9 waived, cancelled or accelerated the collection of any of its accounts receivable or claims or rights;

4.12.1.10 postponed or delayed the payment of any of its accounts payable, debts, obligations or liabilities;

4.12.1.11 suffered any shortage or cessation or interruption of materials, supplies or utilities;

4.12.1.12 made any change in its accounting policies, principles and practices as utilized in the preparation of the Audited
Financial Statements;

4.12.1.13 granted to any customer any special allowance or discount or changed its pricing, credit or payment policies, except for the June increase in price to clients of approximately
21/2%;

4.12.1.14 incurred  any  indebtedness  other than in the ordinary course of and in a manner consistent with  past practices for the
Business  of  the  Corporation  of  the Corporation,  except  for
indebtedness   incurred  in  connection  with   the   investments
mentioned in Schedule 4.10.

4.13    Business Records

4.13.1 Each of the funeral homes performed the number of funeral services during the three year period ended December 31, 1995 and the period from January 1 to June 30, 1996, as set forth at
Schedule 4.13.1 hereto.

4.13.2 Each of the cemeteries performed the number of interments during the three year period ended December 31, 1995 and the period from January 1 to June 30, 1996, as set forth at Schedule
4.13.1 hereto.4.13.3

   The books and records  of the Corporation and the Subsidiaries constitute a complete and accurate  record of all interments made and rights of burial or interments conveyed, the respective dates the remains were received and remains  were interred and the name of each lot owner in the cemetery is properly  recorded  in a lot ownership  book  maintained in a lot number sequence.  Alphabetic files of lot owners  are  also  maintained  with  the appropriate
certificates    of    ownership,   purchase   contracts,   burial
authorization  forms  for   all   burials   and  other  pertinent
documents.   All interments in each of the cemeteries  have  been
properly recorded  in  alphabetic  sequence properly relating the section, lot number and location within that lot.  All interments have been made at the locations shown on the books and records of the  Corporation  and  not  more than one  valid  certificate  of ownership or instrument of conveyance  has  been  issued  and  is
currently  outstanding  for  any  interment  site.   It is hereby
understood  that this representation is limited to the  knowledge of the Vendor  for  periods  prior to the ownership or control by the Corporation, the Subsidiaries  or  the Affiliated Entities of
the cemeteries.

4.14    Contracts

4.14.1 Except as set out in Schedule 4.21.5 hereto, neither the Corporation nor any of the Subsidiaries is a party to any contract or agreement either written or oral, express or implied, or arising solely by operation of law, involving a commitment, whether contingent or otherwise, by the Corporation or by any other Person, in excess of $50,000.00, other than any contract or agreement which is terminable at the option of the Corporation or of such Subsidiary without penalty upon not more than 90 days notice, and the aggregate of such commitments by the Corporation or by any such Subsidiary under all such terminable contracts or agreements to the date of such termination will not be in excess of $250,000.00.

4.14.2 Each of the contracts or agreements required to be set out in Schedule 4.14.1 hereto has been duly authorized and executed by or on behalf of the respective parties thereto, is a valid and binding obligation of each of such parties, enforceable against such parties in accordance with its terms, except as such enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws of general application and subject to the availability of equitable remedies being in the discretion of a Court of competent jurisdiction.

4.14.3 Neither the Corporation nor any of the Subsidiaries, pursuant to any contract, agreement, franchise, licence, or permit holds, possesses, uses or has access to, or has the right to hold, possess, use or have access to, any property or right of any nature belonging to any other Person which is necessary in the conduct of the Business of the Corporation or of such Subsidiary as such business is being customarily conducted, other than any such property or right for which an alternative or substitute property or right is reasonably expected to be available to the Corporation or to such Subsidiary upon the termination of any such contract, agreement, franchise, licence or permit on terms and conditions substantially equivalent or more favourable to the Corporation or such Subsidiary.

4.14.4 Except as disclosed in Schedule 4.14.4 hereto, neither the Corporation nor any of the Subsidiaries is bound by any contract or agreement purporting to constrain or limit the Corporation or any such Subsidiary in the conduct of its business and affairs.

4.15    Inventory  of  Unsold and Available Merchandise; Pre-Need
Contracts

4.15.1  As  of  the  Audit   Date,   the   Corporation   and  the
Subsidiaries had in inventory unsold and available burial spaces, lawn  crypts,  niches,  mausoleum crypts, other interment spaces, undeveloped acreage, caskets  and  other merchandise, as shown in
Schedule 4.15.1 hereto.  Any reductions  in such items since such date are as a result of sales in the ordinary course of business.
The Corporation and the Subsidiaries currently maintain inventory levels consistent with past practices.

4.15.2  As  of the Audit Date, neither the  Corporation  nor  the
Subsidiaries  had  entered into any unfulfilled pre-need contract for the future delivery of services or merchandise, except as set
forth  in Schedule 4.15.2  hereto  ("Pre-Need  Contracts").   Any
additional  Pre-Need Contracts since such date are as a result of sales in the ordinary course of business.  All Pre-Need Contracts and contracts  for the future delivery of services or merchandise are in compliance  with  all laws, ordinances, rules, undertaking
and regulations applicable  thereto.   The  Purchaser and Stewart
acknowledge  that they have been provided with  lists  concerning funds held in  trust  and  that  Schedule  4.15.2,  setting forth aggregate  obligations of the Corporation in respect of  pre-need contracts, is satisfactory for its purposes.

4.16    Trust Accounts; Bank Accounts; Pre-Need Insurance

4.16.1 The Corporation and/or the Subsidiaries provide for and maintain certain trust funds, and other trusts to provide for the future delivery of services and merchandise. Subject to Section
4.7.2, such trust funds are in full compliance with the laws and regulations of Quebec and Canada including, without limitation, the provisions of the Act respecting prearranged funeral services and sepultures (Quebec). From and after the Closing Date, the Purchaser shall have the right and power to change the terms of the trusts, trustees, depositories and investment counsellors for trust funds serving the Corporation or the Subsidiaries, subject only to compliance with applicable law as to the nature of those persons or institutions which may serve as trustee, depository or investment counsellor for such trust funds and subject only to the terms, provisions, conditions and limitations of the trust indentures or plans governing such funds.

4.16.2 Schedule 4.16.2 hereto sets out the complete list of trust accounts, including the identity of the trustee and the amount held in trust for all trusts related to the Business of the Corporation.

4.16.3  Schedule 4.16.3 hereto sets out the name of:

4.16.3.1 each bank, trust company or other Person with which the Corporation or any of the Subsidiaries has an account or safekeeping arrangement or safety deposit box and the names of each Person authorized to operate or have access to such account, arrangement or box on behalf of the Corporation or of any of the Subsidiaries; and

4.16.3.2 each Person holding a general or special power of attorney from the Corporation or any of the Subsidiaries with a summary of the terms thereof.

4.16.4  La  Societe Cooperative de Frais Funeraires Inc. ("SCFF")
is  in  conformity   with   applicable  laws,  including  An  Act
respecting  insurance  (Quebec),   and  each  outstanding  policy
written by SCFF ("Policy") has been  fully  paid  for  (except as reflected  in  the  Audited Financial Statements), and all  laws, rules and regulations  with  regard to the contents, issuance and
delivery  of each Policy, have  been  fully  complied  with.   No
commission  or other payment is owed by either the Corporation or the Subsidiaries in connection with any such Policy.

4.17    Insurance

4.17.1  The Corporation and the Subsidiaries and their respective businesses and  the Property are, have been and as of the Closing
Date  will  be  insured  with  financially  sound  and  reputable insurers  against  claims,  losses  and  damages  from  all  such liabilities,  hazards  and  risks,  to  such  extent  and in such
amounts   and  with  such  deductible  amounts  therefrom  as  is
customary for  Persons  operating like businesses and owning like properties, all as provided  for  in  and  by  the  policies  and contracts  of insurance described in Schedule 4.17.1 hereto.  The
Purchaser  and  Stewart  acknowledge  and  agree  that  they  are satisfied with such policies and contracts of insurance.

4.17.2 All such policies and contracts of insurance are in full force and effect, and the Corporation and the Subsidiaries are in good standing with respect to each such policy or contract to which it is a party. No additional premiums shall be owed for any policy period prior to the current policy period.

4.18    Taxes

4.18.1  The Corporation and each of the Subsidiaries has duly and punctually filed all tax returns required to be filed by  it  and has  paid  all  taxes  which are due and payable and has paid all assessments and reassessments,  and all other taxes, governmental or municipal charges or levies, penalties, interest and fines due and  payable  by  it on or prior to  the  date  hereof;  adequate provision has been  made  in the Audited Financial Statements and adequate instalments have been  paid,  where  and  to  the extent
required,   for  all  such  taxes,  charges,  levies,  penalties,
interest and  fines  payable  for  the current year for which tax
returns  are  not  yet  required  to  be  filed;   there  are  no
agreements,  waivers,  or  other  arrangements providing  for  an extension of time with respect to the filing of any tax return or the payment of any tax, governmental  charge,  levy or deficiency by  the  Corporation  or  any of the Subsidiaries; there  are  no actions, suits, proceedings, investigations or claims, threatened or pending against the Corporation  or any of the Subsidiaries in respect of taxes, governmental or municipal  charges,  levies  or assessments,  nor are there any matters under discussion with any
governmental  or   municipal   authority   relating   to   taxes,
governmental or municipal charges, levies or assessments asserted by any such authority.

4.18.2 The Corporation and each of the Subsidiaries has withheld from each payment made to any of its officers, directors, employees, shareholders or creditors, all amounts which it is required by the laws to which it is subject to withhold or deduct and has duly remitted all amounts so withheld or deducted to the proper recipients thereof within the delays and in the manner required by such laws.

4.18.3  The reorganization of the assets of  various subsidiaries
of   the  Corporation  and  various  liquidations,  mergers   and
dividends  conducted in December 1994 (the "1994 Reorganization")
did not result  in  any taxes payable (other than as reflected in the Audited Financial  Statements  and  the relevant tax returns, copies of which have been provided to the Purchaser).

4.19    Intellectual Property

4.19.1 The Corporation and each of its respective Subsidiaries own or are licensed or otherwise have the right to use in the manner that the same is now being used each of the Intellectual
Property presently used in the Business of the Corporation or of such Subsidiary, all of which are as set out in Schedule 4.19.1 hereto, and neither the Corporation nor any of the Subsidiaries has granted any licence, permit or right to use any such Intellectual Property.

4.19.2 No other Person has made or threatened to make a claim to the right to use any of such Intellectual Property or to deny to the Corporation or any of the Subsidiaries the right to use the same.

4.20    Environmental Matters   4.20.1  In this Section 4.20, the
following terms shall have the following meanings respectively:
"Environment"  refers  to the water, atmosphere  and  soil  or  a combination of any of them or, generally, the ambient milieu with which living species have dynamic relations;
"Environmental Approvals"  means  all  approvals, authorizations, permits, grants, licenses or ordinances  issued by any government authority of competent jurisdiction under Environmental Laws;
"Environmental Conditions" refers to any contamination  or damage to  the  Environment other than that effected in compliance  with
Environmental  Laws  caused  by or relating to the use, handling,
storage,   treatment,  recycling,   generation,   transportation,
release,   spilling,   leaking,   pumping,   pouring,   emptying,
discharging,  injection, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by the Corporation, the
Subsidiaries  or   their   respective  predecessors  in  interest
pursuant  to  the  1994  Reorganization   (the   "Predecessors"),
material  to  the  Corporation  or any of the Subsidiaries;  with
respect   to   claims   or   potential   claims   by   employees,
"Environmental Condition" also includes the  exposure  of persons to Hazardous Materials at a work place of the Corporation  or any of the Subsidiaries;
"Environmental  Laws"  means all applicable statutes, regulations or bylaws dealing with the  Environment  presently  in  force  in
Quebec (whether federal, provincial, municipal or other);
"Environmental   Noncompliance"   means   any  violation  of  any
Environmental  Law  material to the Corporation  or  any  of  the
Subsidiaries;
"Facilities"  means any  facility,  land,  property  or  location owned, leased,  operated  or  used  or  previously owned, leased, operated or used in the last three years  by the Corporation, any of the Subsidiaries or the Predecessors, and
"Hazardous   Materials"   mean   any  substances,   constituents,
contaminants, wastes (including used  water and used oil) subject to regulation under any Environmental Law.

4.20.2 Except as set forth in Schedule 4.20.2 hereto,

4.20.2.1     there    are    no    investigations,     inquiries,
administrative   proceedings,   actions,   suits,  claims,  legal
proceedings or any other proceeding pending  or,  to the Vendor's knowledge,  threatened  against  the  Corporation or any  of  the
Subsidiaries   which   involve,   or  relate  to,   Environmental
Conditions or Environmental Noncompliance;

4.20.2.2 there are no conditions, activities, procedures or other facts or circumstances at any Facility which constitute or, could, to the Vendor's knowledge, be reasonably expected to constitute in the future an Environmental Noncompliance or an Environmental Condition that would be material to the operations of the Facilities;

4.20.2.3 the operations and activities of the Corporation and each of the Subsidiaries and the use of the Facilities of the Corporation and of each of the Subsidiaries and the erection, modification and use of the structures thereon have been effected and continue to be effected in compliance with Environmental laws;

4.20.2.4     on   the   Facilities,   there  are  no  structures,
improvements,  equipment,  activities  or   fixtures   which  are
constructed  with,  use  or  otherwise  contain friable asbestos-
containing  construction  materials  or  urea  formaldehyde  foam insulation;

4.20.2.5 no polychlorinated biphenals have been used by the Corporation or any of the Subsidiaries or are present at or in any Facility;

4.20.2.6 there are no processes, operations, equipment or any other activity at or on any Facility or in the course of transportation from or to any Facility which currently contribute to Environmental Conditions;

4.20.2.7     there   are   no   underground  storage  tanks,   or
underground  piping  associated  with   tanks,   used   for   the
containment  or management of Hazardous Materials at any Facility which do not have  a  full secondary containment system in place, and  there are no abandoned  underground  storage  tanks  at  any
Facility which have not been either abandoned in place or removed otherwise than in accordance with Environmental Laws;

4.20.2.8 the Corporation and the Subsidiaries have obtained all Environmental Approvals required for the operation of their business and said Environmental Approvals are valid and in full force and effect; the Corporation and the Subsidiaries are in material compliance with the terms and conditions of all the Environmental Approvals and the validity of all Environmental
Approvals are not in any way adversely affected by, terminated or lapsed by reason of the transactions contemplated hereby;

4.20.2.9     the Corporation and  the  Subsidiaries have complied
with   all  material  reporting,  notification   and   inspection
requirements   imposed   by   the  Environmental  Laws,  and  all
operating, monitoring and reporting records have been maintained, in  all  material  respects, in accordance  with  all  applicable
Environmental Laws and Environmental Approvals;

4.20.2.10 all Hazardous Materials generated or used by the Corporation or any of the Subsidiaries have been properly registered with government authorities when required by any Environmental Laws, have always been disposed of in accordance with Environmental Laws;

4.20.2.11    all material engineering  and environmental data and
studies  with  respect  to  the  Corporation   or   any   of  the
Subsidiaries  or  the  Facilities which have been prepared within the last five years have  been delivered or made available to the
Purchaser; and

4.20.2.12 the Vendor, the Corporation and the Subsidiaries have complied in all material respects with all contracts and agreements entered into with government authorities and relating to the Environmental.

4.21    Labour Relations and Treatment

4.21.1 Except as set out in  Schedule 4.21.1  hereto, there is no collective  agreement  governing  the  labour  relations  of  the
Corporation  or  any  of  the  Subsidiaries and their  respective employees, and no union has been  certified  in  respect thereof,
nor   is   any  proceeding  in  process  for  obtaining  a  union
certification  or  the  conclusion of a collective agreement with respect to such employees.

4.21.2 Each of the Corporation  and the Subsidiaries has observed in  all  respects  the  provisions of  all  applicable  laws  and regulations respecting employment, including, but not limited to, labour standards legislation  and regulations and legislation and
regulations  prohibiting  discrimination,   and   there   is   no
complaint, civil action or other proceeding in process alleging a violation  of  any  such  law  or regulation except as set out in
Schedule 4.21.1.

4.21.3 Neither the Corporation nor any of the Subsidiaries has received any remedial order or notice of offence under (a) the Act Respecting Occupational Health and Safety (Quebec), (b) the
Workmen Compensation  Act  (Quebec)  or  (c)  the  Act Respecting
Industrial Accidents and Occupational Diseases (Quebec) or under equivalent statutes or regulations in other jurisdictions, and each of the Corporation and the Subsidiaries has performed all its financial or monetary obligations under such statutes or regulations towards its employees and towards the Commission or equivalent body having jurisdiction in respect thereof, and, to the knowledge of the Vendor, except as set out in Schedule 4.9.1, there are no facts which may give rise to a claim for which the Corporation or any of the Subsidiaries might be held liable under the provisions of the said statutes or regulations.

4.21.4 Since the date of the Audited Financial Statements, there has not been any loan or advance, nor has there been any material increase in the compensation payable to or to become payable by the Corporation or the Subsidiaries to any officer, employee or agent, nor has there been any bonus, deferred compensation, profit-sharing or other like benefits granted, made or accrued to any of the officers, employees or agents of the Corporation or the Subsidiaries, or any pension, retirement or similar payment arrangements made or agreed to by the Corporation or the Subsidiaries.

4.21.5 Except as set out at Schedule 4.21.5 hereto, there are no written contracts of employment between the Corporation or the Subsidiaries and any officer, director, agent or other employee of either of the Corporation or the Subsidiaries.

4.22Pension and Other Benefit Plans

4.22.1Except  for  the  group  or  individual benefit  plans  and pension plans for the employees of the  Corporation or any of the
Subsidiaries  which  are  listed in the Schedule  4.22.1  hereto, there  are  no  written  or unwritten  pension,  profit  sharing, retirement or other group  or individual employment benefit plans
or  incentive  compensation  arrangements,   whether   funded  or
unfunded,  established  by  or for the Corporation of any of  the
Subsidiaries for or in respect of any employees.

4.22.2The texts of such benefit plans and pension plans as they apply to the employees of the Corporation or any of the Subsidiaries as amended to date, together with all relevant employee communications in respect of the employees of the Corporation or any of the Subsidiaries (copies of which have been delivered to the Purchaser prior to the date hereof), are true and complete copies of such documents and the texts of the such pension plans are those most recently filed when required with applicable pension authorities as of the date hereof.

4.22.3 Said  pension  plans are duly registered where required by, and  are  in  good standing  under,  all  applicable  legislation including, without  limitation,  the  Income Tax Act (Canada) and the  Supplemental  Pension  Plans  Act  (Quebec)  and  all  other
applicable   provincial  pension  legislation   and   regulations
thereunder.

4.22.4 Except as set out in Schedule 4.22.4, neither the Vendor nor any of the Subsidiaries with respect to the Business of the Corporation has made any promises or commitments to its employees regarding said benefit plans or pension plans that are not reflected in said plans.

4.22.5All  required  employer   and  employee  contributions  and
premiums under the said benefit plans  and  pension  plans to the date  hereof  have been made up to and including the date  hereof and no contribution  holidays  have  been  taken by the employers under any such benefit plans and pension plans.

4.22.6None of said benefit plans and pension plans provided benefit increases that are contingent upon or that will be triggered by the entering into of the transactions contemplated by this Agreement.

4.22.7There are no actions or claims  pending  in connection with
any  of  said  benefit  plans  or  pension  plans,  including   a
proceeding  against  the  Vendor,  the  Corporation or any of the
Subsidiaries,  or the directors, officers  or  employees  of  the
Corporation, or any of the Subsidiaries.

4.23Conflicting Interests
With the exception  of the Bourgie Family Properties, neither the
Vendor nor the Guarantors  nor the Subsidiaries, nor any officer,
director,  or  shareholder  thereof,   nor  any  Relative  has  a
substantial ownership interest, or during  the  last  3 years has had a substantial ownership interest in any business which  is  a party  to,  or  in any property which is the subject of, business arrangements with  the  Corporation or any of the Subsidiaries or which is competitive with the Business of the Corporation.

4.24 No Finder's or Broker's Fee
No Person has, or as a result of any of the transactions contemplated hereby will have, as a result of any commitment of the Vendor, of the Guarantors or of the Corporation or of any of the Subsidiaries towards such Person any right, interest or valid claim against or upon the Purchaser, Stewart or the Corporation or any of the Subsidiaries or any of the Property for any commission, fee, or other compensation as broker or finder or for services in any similar capacity.

4.25 Residence of Vendor The Vendor is domiciled in Canada and is not a non-resident within the meaning of that term as used in the Income Tax Act of Canada. The Vendor has no operations and conducts no sales in the United States.

4.26 Full Disclosure

4.26.1 The Vendor, by its duly appointed officers, and the Guarantors, either personally or through their duly appointed officers, have made or caused to be made due enquiry with respect to each of their respective representations, warranties, and statements contained in this Agreement and in each of the Schedules, certificates, documents and other writings referred to herein or furnished to the Purchaser hereunder, and none of the same contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

4.26.2 Except as set out herein, there is no fact or circumstance known to the Vendor or the Guarantors

4.26.2.1 which materially adversely or in the future may (so far as the Vendor can now reasonably foresee) materially adversely affect the condition (financial or otherwise), property, assets, liabilities, business, operations, or prospects of either the Corporation or of any of the Subsidiaries or the ability of the Vendor to perform its obligations hereunder, or

4.26.2.2 relating  to  the Business of the Corporation  which,  if known to the Purchaser, might reasonably be expected to deter the
Purchaser from consummating the transactions hereby contemplated.
For  more  certainty,  it   is  understood  and  agreed  that  no
representation is being made  herein as to facts or circumstances which relate to the funeral and  cemetery  business in general in whatever  market or as to facts or circumstances  which  are  not directly relevant  to  the  Business  of  the Corporation and the
Subsidiaries.

4.27 Necessary Approvals and Consents
No authorization, consent, permit or license  or  approval of, or declaration,  registration  or  filing with, any governmental  or regulatory authority or agency is necessary for the execution and delivery by the Vendor or the Guarantors of this Agreement and of the other agreements executed or  required  to be executed by the
Vendor  or the Guarantors pursuant to this Agreement  other  than
the  authorizations   required  pursuant  to  An  Act  respecting
insurance (Quebec).

4.28 Reliance
The foregoing representations and warranties are made by the Vendor with the knowledge and expectation that the Purchaser and Stewart are placing complete reliance thereon.

ARTICLE  5.REPRESENTATIONS  &  WARRANTIES  OF  THE  PURCHASER AND
STEWART

The Purchaser and Stewart represent and warrant to the Vendor and the Guarantors as follows:

5.1 Enforceability of the Agreement
The Purchaser has full power and authority to purchase and acquire the Purchased Shares as herein provided and has been duly authorized to execute and become a party to this Agreement and to consummate the transactions herein provided.

5.2 No Violation
Neither the entering into of this Agreement nor the consummation of any of the transactions contemplated hereby will result in the violation of any of the terms or provisions of the constating documents or by-laws of the Purchaser or of any agreement, written or oral, to which the Purchaser is a party or any law or regulation of any jurisdiction to which the Purchaser is subject.

5.3 No Legal ProceedingsNeither the Purchaser nor Stewart is aware of  any  legal  proceedings  pending  or  threatened  or  of  any circumstances  which  may  reasonably be expected to give rise to such  proceedings  which in any  way  might  interfere  with  the
purchase  of  or  payment   for   the  Purchased  Shares  or  the
consummation of any of the transactions herein contemplated.

5.4 No Finder's Fee
No Person has, or as a result of any of the transactions contemplated hereby will have, by reason of any commitment of the Purchaser towards such Person, any right, interest, or valid claim against or upon the Vendor or the Guarantors or any property of the Vendor or the Guarantors for any commission, fee, or other compensation as broker or finder or for services in any similar capacity.

5.5 Purchaser's Residence
The Purchaser is an "American" within the meaning of that term as ascribed to it in the Investment Canada Act.

5.6 Necessary Approvals and Consents
No authorization, consent, permit or license or approval of, or declaration, registration or filing with, any governmental or regulatory authority or agency is necessary for the execution and delivery by the Purchaser or Stewart of this Agreement and the other agreements executed or required to be executed by the Purchaser or Stewart pursuant to this Agreement other than the authorizations required pursuant to An Act Respecting Insurance
(Quebec).

ARTICLE 6.COVENANTS OF THE VENDOR AND THE GUARANTORS The Vendor and the Guarantors covenant and agree as follows:

6.1 Best Efforts to Maintain & Preserve
The Vendor will exercise its best efforts with due diligence to ensure that, from the date hereof until the Closing Date,

6.1.1 the Businesses of the Corporation  will be conducted, except as  otherwise  herein  provided or approved  in  writing  by  the
Purchaser, only in the ordinary  course in substantially the same manner  as  heretofore  and  in  such manner  that  each  of  the
representations  and  warranties  made   by  the  Vendor  or  the
Guarantors  herein  as of the date hereof will,  on  the  Closing
Date, be true and correct;

6.1.2 the respective business organizations of the Corporation and of  each  of the Subsidiaries  will  be  maintained  intact,  the services of  their  respective  competent  officers and employees will be retained, and their relationships with  and  the goodwill
of   their   customers,  suppliers  and  others  having  business
relations with  them  will  be  preserved,  the  whole  so  as to maintain the goodwill and on-going Business of the Corporation.

6.2 Notice of Cessation in Ordinary Course
The Vendor will promptly notify the Purchaser of the happening or existence or apprehended happening or existence of any event or circumstance on or prior to the Closing Date by reason of which the Business of the Corporation has ceased or may cease to be conducted in the ordinary course as heretofore or by reason of which the representations and warranties made by the Vendor or the Guarantors herein may cease to be true and correct in a material respect in connection with the operations of the Corporation or the Subsidiaries.

6.3 Access for Purchaser

6.3.1 The  Vendor  will  cause  the  Corporation  and  each of the
Subsidiaries to permit the Purchaser  to conduct an investigation
("Due  Diligence"),  that is to permit the Purchaser by its  duly appointed officers, employees and representatives at any time and from time to time prior  to  the  Closing Date, during reasonable business  hours, to make such investigation  of  the  businesses, properties  and  rights  of  the  Corporation  and of each of the
Subsidiaries  and of their financial and legal condition  as  the
Purchaser may deem  necessary  or  advisable  in  order to become familiar  with such businesses, properties and assets  and  other
matters  including,   without  limitation,  full  access  to  all
premises at which the Business  of  the Corporation is carried on or  by  any  of  the Subsidiaries; and produce  or  cause  to  be produced for inspection by the Purchaser, its officers, employees and  representatives,  all  leases,  licences,  contracts,  title documents,  insurance  policies, pension plans, guarantees, lists
of  salaries  (management   and  others),  management  contracts,
documents relating to pending  lawsuits,  title  deeds  and share certificate books, share registers, constating documents  of  the
Corporation  and  of  each  of  the  Subsidiaries  and  all other corporate  documents, and all books, records, accounts and  other statements,  and  all  other  data  which  in  the opinion of the
Purchaser or its said officers, employees or representatives  are required  to  make  an examination of the Corporation and each of the Subsidiaries and  their respective businesses, properties and rights.

6.4 Certain Prohibited Transactions
Prior to the Closing Date  (except  for  the  carving  out of the
Excluded  Assets,  the  declaration  of special dividends by  the
Corporation and Subsidiaries and the disposition  of other assets
not   necessary  for  the  operation  of  the  Business  of   the
Corporation  to the extent that the Net Working Capital as at the
Closing Date shall be not less than the Net Working Capital as at
December 31, 1995,  all  as set forth in Schedule 4.12.1 hereto), neither the Corporation nor any of the Subsidiaries will:

6.4.1 Increase the compensation of or pay bonuses or severance pay to its employees other than in the ordinary course of business and consistent with practices in existence on the date of this Agreement other than as provided under Section 4.12.1.6 hereof;

6.4.2 Declare   or   pay   any  dividends  or  other  payments  or
distributions  of any kind on  its  capital  stock  or  otherwise change its capital structure or impair its working capital; or

6.4.3 Take  any  action   that   would   cause   or   permit   the
representations or warranties made herein to be inaccurate at the time of Closing.

6.5 Maintain Insurance
The   Vendor   will   cause  the  Corporation  and  each  of  the
Subsidiaries to continue to maintain in full force and effect all policies of insurance now  in  effect or duly renew the same upon substantially the same terms and conditions.

6.6 Replacement and Release of Officers and Directors
Prior to the Closing Date, the Vendor will cause the directors and officers of the Corporation and of each of the Subsidiaries to resign as directors and/or officers thereof, as the case may be, and to release and discharge the Corporation and the Subsidiaries from all of their claims as directors and/or officers thereof and to be replaced at by such nominees.

ARTICLE 7.PURCHASER'S CONDITIONS OF CLOSING

The purchase and sale of the Purchased  Shares  and the Purchased
Notes is subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled and performed on or prior to the Closing Date:

7.1 Representations & Warranties Remain Correct
Each of the representations and warranties of the Vendor and the Guarantors contained in this Agreement or in any certificate or other document delivered to the Purchaser pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date and the Purchaser shall have received on the Closing Date a certificate or certificates dated the Closing Date, in form satisfactory to counsel for the Purchaser, signed by duly authorized officers of the Vendor and of the Guarantors to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date.

7.2 Compliance with Covenants
The Vendor and the Guarantors shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by each of them on or prior to the Closing Date.

7.3 Permits, Consents and Approvals
On  or  before  the  Closing Date, there shall have been obtained from  all appropriate Persons,  including  without  limiting  the generality  thereof, all federal, provincial, state, municipal or
other   governmental   or   administrative   bodies,   all   such
authorizations,  permits,  approvals  and  consents,  in form and terms satisfactory to Counsel for the Purchaser, and such notices shall be given, as may be required in order to permit the  change of  ownership  of the Purchased Shares herein provided for to  be completed without  affecting  or resulting in the cancellation or termination of any licence, permit,  franchise, contract or other right  held by the Corporation or any of  the  Subsidiaries,  and without  thereby  imposing on the Purchaser or the Corporation or
any  Subsidiary  of  the   Corporation  any  additional  expense,
liability, constraint, penalty  or other liability which permits, approvals  and  consents  shall  include,  without  limiting  the generality of the foregoing, the authorizations  referred  to  at
Section 4.27 hereof

7.4 Due Diligence
The Purchaser shall be satisfied, acting reasonably, that the results of its Due Diligence have not revealed the inaccuracy of a representation contained herein or the breach of warranty made herein on the part of the Vendor which is material to the operations of the Corporation or the Subsidiaries.

7.5 No Actions or Proceedings
No action or proceeding  at  law or in equity shall be pending or
threatened  by  any  Person,  including   without   limiting  the
generality thereof any governmental authority, regulatory body or agency to enjoin or prohibit:

7.5.1 the purchase and sale of the Purchased Shares contemplated hereby or the right of the Purchaser to own the Purchased Shares;
and

7.5.2 the right of the Corporation and of the Subsidiaries to conduct the Business of the Corporation in the normal course.

7.6 Opinion of Counsel for the Vendor
The Purchaser shall have received from Counsel for the Vendor a favourable opinion addressed to the Purchaser, dated the Closing
Date in form and content reasonably satisfactory to the Purchaser covering such matters contemplated hereby as the Purchaser or its Counsel may reasonably request, including matters referred to at Sections 4.1.1 (as to ownership of record), 4.1.2, 4.1.3.1 (by reference to a list of identified material contracts), 4.1.4, 4.2, 4.3.1 (by reference to a list of identified material contracts), 4.4.2 (as to ownership of record), 4.4.3, 4.5.1
(other than full payment and non-assessibility), 4.5.2 (other than full payment and non-assessibility) and 4.27.

7.7 Corporate and Other Proceedings
All corporate and other proceedings of the Corporation and of each of the Subsidiaries in connection with the transactions contemplated hereby, and all documents and instruments incident hereto, shall have been duly authorized and executed, shall be in form and substance to the satisfaction of the Purchaser and its Counsel, and the Purchaser and its Counsel shall have received all such documents and instruments, or duly certified copies thereof, as may be reasonably requested.

7.8 Bourgie Family Properties
The Bourgie Family Properties shall have been duly transferred by the Guarantors to the Corporation or to the Subsidiaries at terms and conditions reasonably satisfactory to the Purchaser and pursuant to deeds of transfer containing customary warranties as to title and fitness.

7.9 Non-arm's length Agreements
All agreements between the Corporation or a Subsidiary, on one hand, and the Guarantors or Affiliates of the Guarantors or Relatives or Affiliates of Relatives on the other hand, shall be terminated on terms and conditions satisfactory to the Purchaser, acting reasonably.

7.10 Resignations of Certain Employees
All Guarantors who are individuals and all Relatives shall have resigned their positions as employees of the Corporation and shall have executed and delivered, at the Closing Date, releases in favour of the Corporation in the form set out in Schedule 7.10 hereto.

7.11 Replacement and Release of Officers  &  Directors
Each of the officers and directors of the Corporation and of each of the Subsidiaries to be replaced  in  accordance  with  the  notice referred  to  in  Section 6.6  shall  have resigned as a director and/or  officer  thereof,  as the case may  be,  and  shall  have released and discharged the Corporation and the Subsidiaries from
all  of  their  claims  as  directors   and/or  officers  thereof
substantially in the form of the resignation  and release set out in  Schedule  7.11  hereof  and shall have been replaced  by  the nominee of the Purchaser named  in  such  notice,  and  each such nominee  shall have been duly appointed or elected to the  office or post designated in such notice.

7.12 Non-Competition Agreements
Each of the  Vendor  and  the  Guarantors  shall  enter into non-
competition   agreements   covering   the   Province   of  Quebec
substantially  in the form of the non-competition agreements  set out at Schedule 7.13 hereto.

7.13 Employment Agreements
An employment agreement shall have been concluded between the Corporation and Pierre Bourgie in form and substance satisfactory to the Purchaser providing for his employment to December 31, 1996.

7.14 No Material Adverse Change
Since the date of the Audited Financial Statements, there has been no material adverse change in the business, affairs or financial condition of the Corporation or its Subsidiaries.

7.15 Release by Vendor and Guarantors
The Vendor and the Guarantors shall have executed and delivered, at the Closing Date, releases in favour of the Corporation, the Subsidiaries and the Purchaser in the form annexed hereto as
Schedule 7.10.

7.16 Title Matters
The  Purchaser,  acting reasonably, shall be satisfied  with  all title opinions and  certificates  of  locations  requested by the
Purchaser in connection with Property which are material  for the
Business.   The  Vendor  shall  have  remedied  to the reasonable
satisfaction  of  the  Purchaser,  at  Vendor's cost,  all  title defects  referred  to in Schedule 7.16.  The  Vendor  shall  have provided authorizations  from  the  Commission  under  the Act to
Preserve  Agricultural Land (Quebec) with respect to the  use  of the St-Augustin-Desmaures,  the  2500 Perron Blvd., Laval, Quebec
cemetery and the 301 Rang Ste-Anne,  Ste-Foy, Quebec cemetery, or
have  provided  satisfactory  evidence  or   representations   to
Purchaser  of  acquired  rights  to  use  of  all surface of such cemeteries as cemeteries prior to November 1978.
The  Vendor  shall have arranged for the registrations  of  deeds
retransferring   parts  of  the  8165 Chemin  Chambly,  St-Hubert
cemetery  and  2500 Perron   Blvd.,   Laval   cemetery   back  to
respectively,  Laurentide  Memorial  Gardens Inc. and Remembrance
Park (1976) Inc.
The  Vendor  shall  have  arranged, to the  satisfaction  of  the
Purchaser,  for  the  resignation  of  all  current  members  and directors and officers  of  Laurentide  Memorial Gardens Inc. and
Remembrance   Park   (1976)  Inc.  and  their  replacement   with
designated representatives of the Purchaser.
The Vendor has provided  the Purchaser with satisfactory evidence of resolution between the Repos St-Francois d'Assise ("Le Repos")
and Residences Funeraires  Associees  du  Quebec Inc. ("RFAQ") of
the  issues pertaining to Section 2 of the exchange  of  services agreement  between Le Repos and RFAQ by way of a letter agreement dated September 4,  1996  between Le Repos and RFAQ setting forth such agreement.  Based on financial  information presented to the
Purchaser by Grou, LaSalle & Associes  by way of memorandum dated
September 20, 1996, the Parties have agreed  to  a  reduction  of
$230,000 in the Purchase Price from that originally provided for, with  the  final  Purchase  Price  being  that price reflected in
Section 3.1 hereof.

7.17 Permits and Licenses
The Vendor shall have provided the Purchaser  with  copies of all required  missing  site  approvals  under  Section 1 of the  Non-
Catholic  Cemeteries  Act,  certificate  of  authorization  under
Section   22  of  the  Environment  Quality  Act  pertaining   to
cemeteries and other facilities requiring such permitting.

7.18 Remediation Work
The Vendor  shall  have  completed,  at  Vendor's expense, to the
reasonable   satisfaction   of   the   Purchaser,   environmental
remediation work (including removal of underground  storage tanks and  secondary  containment  for  aboveground storage tanks)  and correction  work  with  respect to code  compliance  of  premises
(including  second  means  of   egress   for  public  spaces  and
residential  units) outlined in the preliminary  report  of  SNC-
Lavalin Inc. to the Purchaser dated August 2, 1996 and on letters of SNC-Lavalin Inc. to the Purchaser dated August 7, 1996, August
8,  1996  and  August   9,   1996,  copies  of  which  have  been
communicated to the Vendor.

7.19Inventory Lists
[Intentionally deleted]

7.20Rescission on Failure to Fulfill
In case any of the foregoing conditions shall not be fulfilled and performed at or before the Closing Date to the reasonable satisfaction of the Purchaser and its Counsel, the Purchaser may rescind this Agreement by notice to the Vendor and the Guarantors and in such event, the Purchaser shall be released from all obligations hereunder and unless the Purchaser can show that the conditions for the non-fulfilment or non-performance of which the Purchaser has rescinded this Agreement are reasonably capable of being fulfilled or performed by the Vendor and the Guarantors in the manner contemplated above, then the Vendor and the Guarantors shall also be released from all obligations under this Agreement.
The conditions set out in this Article 7 are for the exclusive benefit of the Purchaser and may be waived by it in whole or in part by instrument in writing.

ARTICLE  8.VENDOR'S  AND GUARANTORS'  CONDITIONS  OF CLOSING
The purchase and sale of the Purchased Shares and the Purchased Notes is subject to the following terms and conditions for the exclusive benefit of the Vendor and Guarantors to be fulfilled and performed on or prior to the Closing Date:

8.1 Representations & Warranties Remain Correct
Each of the representations and warranties of the Purchaser and Stewart contained in this Agreement or in any certificate or other document delivered to the Purchaser pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date and the Vendor and Guarantors shall have received on the Closing Date a certificate or certificates dated the Closing Date, in form satisfactory to counsel for the Vendor and Guarantors, signed by duly authorized officers of the Purchaser and Stewart to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date;

8.2 Compliance with Covenants
The Purchaser and Stewart shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it on or prior to the Closing Date;

8.3 Permits and Approvals
On or before the Closing Date, there shall have been obtained from all appropriate Persons, including without limiting the generality thereof, all federal, provincial, state, municipal or other governmental or administrative bodies, all such authorizations, permits, approvals and consents, in form and terms satisfactory to Counsel for the Vendor, and such notices shall be given, as may be required in order to permit the change of ownership of the Purchased
Shares herein provided for to be completed without affecting or resulting in the cancellation or termination of any licence, permit, franchise, contract or other right held by the Corporation or any of the Subsidiaries, and without thereby imposing on the Vendor or the Guarantors any additional expense, liability, constraint, penalty or other liability which permits, approvals and consents shall include, without limiting the generality of the foregoing, the authorizations set forth at Section 4.27 hereof;

8.4 No Actions or Proceedings
No action or proceeding at law or in equity shall be pending or threatened by any Person, including without limiting the generality thereof any governmental authority, regulatory body or agency to enjoin or prohibit:

8.4.1 the purchase and sale of the Purchased Shares contemplated hereby or the right of the Purchaser to own the Purchased Shares; and

8.4.2 the right of the Corporation and of the Subsidiaries to conduct the Business of the Corporation in the normal course.

8.5 Opinions of Counsel for the Purchaser
The Vendor shall have received from Counsel for the Purchaser a favourable opinion addressed to the Vendor, dated the Closing Date in form and contents reasonably satisfactory to the Vendor covering such matters contemplated hereby as the Vendor or its Counsel may reasonably request, including matters referred to at Sections 5.1, 5.2 and 5.6.

8.6 Change of Name
[Intentionally deleted]

8.7 Rescission on Failure to Fulfill
In case any of the foregoing conditions shall not be fulfilled and performed at or before the Closing Date to the reasonable satisfaction of the Vendor and the Guarantors and their Counsel, the Vendor and the Guarantors may rescind this Agreement by notice to the Purchaser and Stewart and in such event, the Vendor and the Guarantors shall be released from all obligations hereunder, and, unless the Vendor and the Guarantors can show that the conditions for the non-fulfilment or non-performance for which the Vendor and the Guarantors have rescinded this Agreement are reasonably capable of being fulfilled or performed by the Purchaser and Stewart in the manner contemplated above, then the Purchaser and Stewart shall also be released from all obligations under this Agreement. The conditions set out in this Article 8 are for the exclusive benefit of the Vendor and may be waived by it in whole or in part by instrument in writing.

ARTICLE 9. CLOSING AND TERMINATION
The sale and purchase of the Purchased Shares herein provided for shall be consummated and completed at the Closing Place and shall be effective as of September 30, 1996 (the "Closing Date"), with the payment of the Purchase
Price to be effected before the close of business on October 1, 1996.

9.1 Vendor and Guarantors' deliveries
At the Closing, the Vendor and the Guarantors shall deliver or cause to be delivered to the Purchaser free and clear of all Liens:

9.1.1 a duly executed certificate or certificates for the Purchased Shares, registered in the name of the Purchaser or its duly appointed nominee;

9.1.2 the Purchased Notes duly endorsed for transfer to the Purchaser; and

9.1.3  all  such  other  agreements   (including  without
       limitation the Non-Competition Agreements  set forth
       in  Section  7.12  hereof), contracts, certificates,
       opinions, consents,  approvals,  and other documents
       herein required to be delivered by  the Vendor at or
       prior  to  the  Closing  Date  and  not  theretofore
       received by the Purchaser.

9.2  Purchaser deliveries
The Purchaser shall deliver or cause to be delivered to or to the order of the Vendor the Purchase Price in the form herein required to be so delivered.

9.3 Termination
This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date by the mutual consent of the Purchaser, Stewart, the Vendor and the Guarantors.

ARTICLE 10. SURVIVAL & RELIANCE ON REPRESENTATIONS & WARRANTIES &
            INDEMNIFICATION

10.1 Survival Notwithstanding Investigation
Notwithstanding any investigation conducted before or after the Closing Date and notwithstanding any actual or implied knowledge or notice of any fact or circumstance which any Person may have as a result of such investigation or otherwise, the parties hereto shall be entitled to rely upon the representations and warranties set forth herein and the obligations of the parties hereto with respect thereto shall survive the Closing Date and shall continue in full force and effect in accordance with the terms of this
Article 10.

10.2 Indemnification by Vendor and Guarantors
Each of the Vendor and the Guarantors shall be solidarily liable to the Purchaser, Stewart and to the Corporation and to each of the Subsidiaries and shall defend, indemnify and hold harmless the Purchaser, Stewart and the Corporation and each such Subsidiary against any and all loss, liability or expense, including reasonable attorney's fees, arising directly or indirectly out of

10.2.1   the   breach   or   non-fulfilment  of  any
         agreement, covenant, representation  or  warranty of
         the  Vendor  or  the  Guarantors  contained in  this
         Agreement  or  in  any  document  required   to   be
         furnished  by  the  Vendor  or the Guarantors to the
         Purchaser or Stewart hereunder  or  required  to  be
         entered   into  by  the  Vendor  or  the  Guarantors
         pursuant hereto  to the extent not waived in writing
         by the Purchaser or Stewart; and

10.2.2  the corporate reorganization, the acquisition by
        the Corporation or its Subsidiaries of  the  Bourgie
        Family  Properties  and  the  special  dividends and
        carve  out of assets referred to in Schedule  4.12.1
        hereto.

10.3 Indemnification by Purchaser and Stewart
The Purchaser and Stewart shall be solidarily liable to the Vendor and the Guarantors and shall defend, indemnify and hold harmless the Vendor and the Guarantors against any and all loss, liability or expense, including reasonable attorney's fees, arising directly or indirectly out of the breach of any agreement, covenant, representation or warrranty by the Purchaser or Stewart contained in this Agreement or in any document required to be furnished by the Purchaser or Stewart to the Vendor or the Guarantors hereunder or required to be entered into by the Purchaser or Stewart pursuant hereto to the extent not waived in writing by the Vendor or the Guarantors.

10.4 Notice of Claim
A party to this agreement who is entitled to an indemnity provided under Sections 10.2 or 10.3, as the case may be, (herein referred to as the "Indemnitee") shall promptly give notice in writing to the indemnifying party
(herein referred to as "Indemnitor") of any claim or demand for indemnification pursuant to Section 10.2 or 10.3, as the case may be. Such notice shall specify whether the claim originates with the Vendor and the Guarantors or the Purchaser and Stewart (herein referred to as a "Direct Claim") or arises as a result of a Third Party Claim. Such notice, which shall be accompanied by all documents relating to the claim, shall also specify with reasonable particularity (subject to the availability of such information):

      10.4.1 the factual basis for the claim; and

      10.4.2 the amount of the claim or, if an amount is not determinable, a reasonable estimate of the likely amount of the claim.

10.5 Indemnification procedure for Direct Claim.
With respect to a Direct Claim, following receipt of notice from the Indemnitee to the effect that it has a claim, the Indemnitor shall have thirty (30) days to make such investigation of the claim as the Indemnitor considers necessary or desirable. For the purpose of such investigation, the Indemnitee shall make available to the Indemnitor and its authorized representatives the information relied upon by the Indemnitee to substantiate the claim. If the Indemnitee and the Indemnitor agree at or prior to the expiry of such thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnitor shall immediately pay to the Indemnitee the full agreed upon amount of the claim, subject, however, to the provisions of Sections 10.8 and 10.10. If the Indemnitee and the Indemnitor do not agree within such period ( or any mututally agreed upon extension thereof), the Indemnitee and the Indemnitor agree that the dispute shall be submitted to the mediation in accordance with the procedures set forth in the following paragraphs:

The Indemnitee shall notify the Indemnitor in writing within seven (7) days following the date of the end of the 30 days period mentioned above, such notice to include the name of a suggested mediator. Within five (5) days following receipt of the notice of mediation, the Indemnitor shall notify the Indemnitee of its acceptance or rejection of the proposed mediator.
Failure by the Indemnitor to reply within such period shall be deemed to mean acceptance of the proposed mediator. Where the parties agree or are deemed to have agreed on the choice of mediator, the Indemnitee shall accordingly inform the person concerned, who may then begin mediating using such procedure as he may communicate to the parties. Where the Indemnitor rejects the proposed mediator or where the mediator chosen by the parties refuses to accept his mandate, the Indemnitor shall, by written notice to the Indemnitee, propose the name of another mediator and the provisions hereinabove shall apply, mutatis mutandis. If the Indemnitee rejects the mediator proposed by the Indemnitor or if such mediator refuses to accept his mandate, the two (2) mediators whose names were initially put forward shall select the mediator. If the mediators whose names were initially put forward refuse to select a mediator or if the mediator they select refuses to accept his mandate, the provisions of this section shall apply again and so on until a mediator is designated. In the course of carrying out his mandate, the mediator may make recommendations which shall not be binding on the parties unless they agree otherwise in writing. The fees and disbursements of the mediator shall be borne equally by the parties.

10.6 Indemnification against Third Party Claims

     10.6.1    Promptly  upon  receipt  by  either the Purchaser,
             Stewart or any of the Vendor, the Guarantors, or the
             Corporation or any of the Subsidiaries  (referred to
             in  Section  10.6 as the "Indemnitee") of notice  of
             any Third Party Claim in respect of which Indemnitee
             proposes to demand  indemnification  from a party to
             this Agreement (referred to in Section  10.6  as the
             "Indemnitor"),  the Indemnitee shall give notice  to
             that  effect  to  the   Indemnitor  with  reasonable
             promptness.

     10.6.2 The Indemnitor shall have the right by notice to the Indemnitee not later than 30 days after receipt of the notice described in Section 10.6.1 to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that

            10.6.2.1  such  assumption  shall,  by   its terms,
                      be  without  cost to the Indemnitee; and

            10.6.2.2  the  Indemnitor   shall   at   the
                     Indemnitee's   request   furnish   it   with
                     reasonable  security  against  any  costs or
                     other  liabilities  to  which  it may be  or
                     become  exposed  by reason of such  defence,
                     compromise or settlement.

     10.6.3    Upon the assumption of control  by  the Indemnitor
             as aforesaid, the Indemnitor shall, at  its expense,
             diligently  proceed with the defence, compromise  or
             settlement of  the Third Party Claim at Indemnitor's
             sole  expense,  including   employment   of  counsel
             reasonably  satisfactory to the Indemnitee  and,  in
             connection  therewith,   the  Indemnitee  shall  co-
             operate fully, but at the expense of the Indemnitor,
             to  make available to the Indemnitor  all  pertinent
             information  and  witnesses  under  the Indemnitee's
             control, make such assignments and take  such  other
             steps   as   in  the  opinion  of  counsel  for  the
             Indemnitor are necessary to enable the Indemnitor to
             conduct  such  defence,  provided  always  that  the
             Indemnitee shall  be entitled to reasonable security
             from the Indemnitor  for any expense, costs or other
             liabilities to which it may be or may become exposed
             by reason of such co-operation.

     10.6.4    The final determination  of  any  such Third Party
             Claim, including all related costs and expenses, will be binding and conclusive upon the parties hereto and the Corporation and the Subsidiaries as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor hereunder.

     10.6.5    Should the  Indemnitor  fail to give notice to the
             Indemnitee   as  provided  in  Section 10.6.2,   the
             Indemnitee shall be entitled to make such settlement
             of the Third Party  Claim  as in its sole discretion
             may  appear advisable, and such  settlement  or  any
             other  final  determination of the Third Party Claim
             shall be binding upon the Indemnitor.

10.7 Sale of Enterprise Indemnification
Notwithstanding any other provision of this Agreement, the Vendor and the Guarantors hereby covenant and agree, solidarily, to indemnify and save the Purchaser, Stewart and the Corporation harmless from and against any Losses which the Purchaser, Stewart or the Corporation may suffer or incur, directly or indirectly, as a result of non-compliance, in whole or in part, by the Vendor, the Purchaser or the Corporation, with the formalities prescribed by the Civil Code of Quebec with respect to the sale of an enterprise, if applicable, or by such other bulk sales or other comparable legislation as may be applicable to the transaction of purchase and sale contemplated by this Agreement. In particular, the Vendor and the Guarantors shall be solidarily liable for payment of the amount of such claim and shall furnish the Purchaser with proof of payment within ten (10) days following receipt of the notice of claim which the Purchaser is required to give to the Vendor.

10.8 Indemnification to be After Tax and Insurance
The amount of the indemnification for any loss, liability or expense which the Vendor, the Guarantors, the Purchaser, Stewart, the Corporation or any of the Subsidiaries shall be entitled to receive from any party hereto pursuant to this Agreement shall be payable on demand and shall be determined after giving effect to any insurance recoveries and tax savings, and recoveries from third parties other than the Corporation or any of the Subsidiaries.

     10.9 Expiry of Liability

     10.9.1    The representations  and  warranties of the Vendor
             and the Guarantors set forth  in  Section  4  hereof
             shall   survive  the  completion  of  the  sale  and
             purchase  of  the Purchased Shares and the Purchased
             Notes provided  for  herein and notwithstanding such
             completion:

                10.9.1.1  the representations and warranties
                of the Vendor  relating to the tax liability
                of  the  Corporation   shall,   unless  such
                representations and warranties prove  to  be
                false  as  a result of any misrepresentation
                made or fraud  committed  in filing a return
                or supplying information for the purposes of
                the  Income Tax Act (Canada)  or  any  other
                legislation imposing tax on the Corporation,
                continue  in  full  force and effect for the
                benefit   of   the   Purchaser   until   the
                expiration  of the last  of  the  limitation
                periods contained  in  the  Income  Tax  Act
                (Canada)  and any other legislation imposing
                tax on the  Corporation  subsequent  to  the
                expiration    of    which   an   assessment,
                reassessment  or other  form  or  recognized
                document  assessing   liability   for   tax,
                interest  or  penalties  thereunder  for the
                period  ended on the Closing Date cannot  be
                issued to the Corporation;

                10.9.1.2 the representations and warranties
                of the Vendor  relating to the tax liability
                of the Corporation  which  prove to be false
                as a result of any misrepresentation made or
                fraud  committed  in  filing  a   return  or
                supplying  information  for the purposes  of
                the  Income Tax Act (Canada)  or  any  other
                legislation imposing tax on the Corporation,
                continue  in  full  force and effect for the
                benefit  of  the  Purchaser   and  shall  be
                unlimited as to duration;

                10.9.1.3 the representations and warranties of the Vendor relating to authorized capital of the Corporation, the beneficial ownership and registration of the Shares, options relating to the Corporation's Shares, the power, authority and right of the Vendor to transfer legal and beneficial title and ownership of the Shares to the Purchaser free and clear of any Liens, continue in full force and effect for the benefit of the Purchaser and shall be unlimited as to duration;

                10.9.1.4 the representations and warranties
                of  the  Vendor and the Guarantors set forth
                in  Section   4  hereof  (other  than  those
                specifically   referred   to   at   Sections
                10.9.1.1, 10.9.1.2 and 10.9.13 hereof) shall
                continue in full  force  and  effect for the
                benefit of Purchaser (and, in the  event the
                transaction     contemplated    herein    is
                completed,   for   the    benefit   of   the
                Corporation  and  its  Subsidiaries)  for  a
                period of two (2) years  after  Closing and,
                with respect to claims by and obligations to
                third   parties  other  than  Purchaser   or
                Stewart,  for  the  applicable  prescriptive
                period for such claim;

   10.9.2    The   representations   and   warranties   of  the
             Purchaser  and Stewart set forth in Section 5 hereof
             shall  survive   the  completion  of  the  sale  and
             purchase of the Purchased Shares and Purchased Notes
             provided for herein  for  a  period of two (2) years
             from the Closing Date.

    10.9.3 The representations and warranties of Vendor and Guarantors, on the one hand, and Purchaser and Stewart on the other hand, which prove to be false as a result of any intentional deceit or fraud shall continue in full force and effect and shall be unlimited as to duration.

10.10 Equitable Remedies
Each party hereto acknowledges that a refusal without just cause by such party to consummate the transactions contemplated hereby will cause irreparable harm to the other party. A party not in default at the time of such refusal shall therefore be entitled, in addition to other remedies, to specific performance of this Agreement by the party that so refused to consummate the transactions contemplated hereby.

ARTICLE 11. MISCELLANEOUS

11.1 Notices
Any notice, demand or other communication (herein a "Notice") required or permitted to be given or made hereunder, shall be in writing in the English
Language and shall, unless otherwise indicated herein, be well and sufficiently given or made if:

     11.1.1  enclosed in a sealed envelope and  delivered
             during normal  business  hours  on a normal business
             day   and   left  with  a  receptionist   or   other
             responsible employee  at  the  relevant  address set
             forth below;
     11.1.2  sent  by  prepaid registered mail deposited  in  a post office within Canada or the United States; or

     11.1.3 telexed, telecopied or sent by other means of recorded electronic communication and confirmed by mail as aforesaid:

     If to the Vendor to:

     130 Adelaide Street West,
     Suite 510,
     Toronto, Ontario
     Attention: Mr. Rick Annaert

     If to the Guarantors to:

     1980 Rene-Levesque Blvd. West
     Montreal, Quebec
     Attention: Mr. Pierre Bourgie

     with a copy in both cases (which shall not constitute notice) to:

     Byers Casgrain, S.E.N.C.
     1, Place Ville Marie
     Suite 3900
     Montreal, Quebec
     H3B 4M7
     Attention: Mr. Michel Brunet, Esq.
     Fax: (514)866-2241

     If to the Purchaser and Stewart:

     110 Veterans Boulevard
     Metairie, Louisiana 70005
     Attention: William E. Rowe
     Fax: (504) 849-2308

     with a copy (which shall not constitute notice) to:

     Henican, James & Cleveland, L.L.P.
     P.O. Box 19300
     New Orleans, Louisiana 70179
     Attention: Edward N. George, Esq.
               and Shawn M. Bridgewater, Esq.
     Fax: (504) 833-0863

     and

     Ogilvy Renault, S.E.N.C.
     1981 McGill College Avenue
     Suite 1100
     Montreal, Quebec
     H3A 3C1
     Attention: Paul Raymond, Esq.
     Fax: (514) 286-5474

     Each party may designate by notice in writing a new address to which any communication may thereafter be so given, served or sent.

11.2 Governing Law
This Agreement shall in all respects be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, including all matters of construction, validity and performance.

11.3 Time of the Essence
Time shall be of the essence of this Agreement.

11.4 Public Announcement
No public announcement with respect to this Agreement or any transaction contemplated hereby shall be made by the parties hereto unless and until the text of the announcement and the time and manner of its release have been approved by the other parties hereto, provided that, if at any time, any party hereto shall be bound by appplicable law to make any such public announcement, such party shall be at liberty to do so, notwithstanding the failure of the other party to approve same if the latter has received prior notice of the intention to make such announcement. For greater certainty, the Vendor shall not disclose particulars of this Agreement except after having obtained the prior written consent of the Purchaser.

11.5 Attornment
For the purpose of all legal proceedings, if any, which may be instituted by the Purchaser or Stewart against the Vendor or the Guarantors in connection with this Agreement, this Agreement shall be deemed to have been performed in the Province of Quebec and the courts of the Province of Quebec shall have exclusive jurisdiction to entertain any such action.

11.6 Expenses
Each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of its counsel, employees, agents and representatives. In any litigation to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable attorney's fees from the party who refused to perform this Agreement.

11.7 Successors & Assigns
This Agreement shall enure to the benefit of and be binding upon:

     11.7.1 the parties hereto and their respective successors, heirs and representatives;

     11.7.2 the assigns of the Purchaser without the need for the Purchaser to obtain the prior consent of the Vendor or the Guarantors to the assignment of this Agreement or any benefit hereunder provided that the Purchaser and Stewart shall remain liable hereunder;
             and

     11.7.3    the assigns of the Vendor, provided  that  neither
             this  Agreement  nor  any  benefit  hereunder may be
             assigned by the Vendor, provided that the Vendor and
             the   Guarantors   shall  remain  liable  hereunder,
             without the prior written consent of the Purchaser.

11.8 References to Schedules
Any matter declared in any numbered section of this Agreement to be set out, stated, described or reflected in a Schedule shall be deemed to have been sufficiently disclosed to the parties hereto for all purposes of this Agreement if, in a section of the Schedule bearing the same number, such matter has been fully and plainly described or there is a cross reference to another section of the Schedule containing such full and plain description.

11.9 Further Assurances
Each of the parties agrees all other parties, at the written request of such other party, to execute and deliver all such further and other agreements, deeds, instruments and other documents and to do all such acts and things as are reasonably required by the requesting party to carry out effectively the provisions and intentions of this Agreement.

11.10 Severability
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11 Entire Agreement
The Parties hereby acknowledge that this agreement reflects amendments to a Share Purchase Agreement entered into among Gestion Pierre Bourgie Inc.,
Gestion Claude Bourgie Inc., Marc Bourgie, Pierre Bourgie, Stewart and the
Purchaser on August 16, 1996 and that said agreement, as amended and restated hereby, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements, including the Agreement in Principle, between such parties. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated otherwise than by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or modification is sought. Any waiver of any term or condition or any breach of any covenant of this Agreement shall not operate as a waiver of any other such term or condition or breach, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

11.12 Counterparts
This Agreement may be executed by the parties hereto in several counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument.
each of which when so executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument.

11.13 Language
The parties hereto confirm that it is their wish that this Agreement as well as all other documents relating hereto including communications have been and shall be drawn up in English only. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents, y compris tous avis s'y rattachant, soient rediges en anglais seulement.



IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinbefore written.

                            3295796 CANADA INC.

                            by:  /s/ Rick Annaert

                                 RICK ANNAERT
                            by:  /s/ Claude Bourgie Bovet

                                 CLAUDE BOURGIE BOVET
                            SOCIETE FINANCIERE BOURGIE (1996)
                            INC.

                            by:  /s/ Pierre Bourgie

                                 PIERRE BOURGIE

 /s/ Pierre Bourgie         GESTION PIERRE BOURGIE INC.
     Pierre Bourgie

 /s/ Marc Bourgie            by:  /s/ Pierre Bourgie
     Marc Bourgie

 /s/ Claude Bourgie
     Claude Bourgie         GESTION CLAUDE BOURGIE INC.

                            by:  /s/ Claude Bourgie

                            STEWART GROUP INC.

                            by: /s/ Joseph P. Henican, III
                            JOSEPH P. HENICAN, III

                            Chief Executive Officer
                            STEWART ENTERPRISES, INC.

                            by: /s/ Joseph P. Henican, III
                            JOSEPH P. HENICAN, III

                            Chief Executive Officer


Omitted Schedules

   The  following  schedules,  which  form  a part of the Amended and Restated
Share  Purchase  Agreement,  are  omitted  pursuant  to  Regulation  S-K  Item
601(b)(2). The Registrant agrees to provide these omitted schedules to the Commission upon request.

Schedule 1.1(d)  Audited Financial Statements
Schedule 1.1(e)  Bourgie Family Properties
Schedule 1.1(f)  Description of the Business of the Corporation
Schedule 1.1(n)  Excluded Assets
Schedule 1.1(u)  Purchased Notes
Schedule 1.1(v)  Permitted Encumbrances
Schedule 1.1(z)  Purchased Shares
Schedule 1.1(bb) Subsidiaries
Schedule 3.2     Net Working Capital Calculation
Schedule 4.5.1   Capital Stock of Corporation
Schedule 4.5.4   Corporate Records
Schedule 4.6.3   Conduct of Business
Schedule 4.6.8   Corporate Names and Tradenames
Schedule 4.7.3   Leased Properties and Equipment
Schedule 4.8.1   List of Leased Properties
Schedule 4.8.3   Contracts for Improvements
Schedule 4.8.11  Unused Property
Schedule 4.8.12  List of Properties
Schedule 4.9.1   Litigation
Schedule 4.10    Loans and Investments
Schedule 4.12.1  Corporate Reorganization and Special Dividends
Schedule 4.13.1  Business Records
Schedule 4.14.1  Material Contracts
Schedule 4.14.4  Restrictive Covenants
Schedule 4.15.1  Inventory of Unsold and Available Merchandise
Schedule 4.15.2  Pre-Need Contracts
Schedule 4.16.2  Trust Accounts
Schedule 4.16.3  Bank Accounts
Schedule 4.17.1  Insurance
Schedule 4.19.1  Intellectual Property
Schedule 4.20.2  Environmental Matters
Schedule 4.21.1  Labour Relations and Treatment
Schedule 4.21.5  Contracts of Employment
Schedule 4.22.1  Benefits Plans and Pension Plans
Schedule 4.22.4  Commitments to employees
Schedule 7.10    Resignations
Schedule 7.11    Replacement and releases of Officers and Directors
Schedule 7.13    Non-Competition Agreements
Schedule 7.16   Title Matters


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